Exhibit 4.05


                                     MICHCON
                       INVESTMENT AND STOCK OWNERSHIP PLAN
           (AS AMENDED AND RESTATED EFFECTIVE AS OF JANUARY 1, 1998)




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                                     MICHCON
                       INVESTMENT AND STOCK OWNERSHIP PLAN
           (As Amended and Restated Effective as of January 1, 1998)


                               TABLE OF CONTENTS

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ARTICLE I  The Plan......................................................................................... 1

   1.1   Establishment and Amendment of the Plan............................................................ 1
   1.2   Applicability of the Plan.......................................................................... 1
   1.3   Purpose and Type of Plan........................................................................... 1

ARTICLE II  Definitions..................................................................................... 1

   2.1   Actual Deferral Percentage......................................................................... 2
   2.2   Affiliated Company................................................................................. 2
   2.3   Anniversary Date................................................................................... 2
   2.4   Annual Addition.................................................................................... 2
   2.5   Average Actual Deferral Percentage................................................................. 2
   2.6   Break in Service Year.............................................................................. 2
   2.7   Code............................................................................................... 2
   2.8   Company............................................................................................ 2
   2.9   Compensation....................................................................................... 2
   2.10  Detroit Local Participants......................................................................... 3
   2.11  Disability Retirement Date......................................................................... 3
   2.12  Elective Deferrals................................................................................. 3
   2.13  Eligible Employee.................................................................................. 3
   2.14  Employee........................................................................................... 3
   2.15  Employee Post-1986 Voluntary Deduction Account..................................................... 4
   2.16  Employee Pre-1987 Voluntary Deduction Account...................................................... 4
   2.17  Employee Salary Reduction Account.................................................................. 4
   2.18  Employer........................................................................................... 4
   2.19  Employer Salary Reduction Account.................................................................. 4
   2.20  Employer Voluntary Deduction Account............................................................... 4
   2.21  ERISA.............................................................................................. 4
   2.22  ESOP............................................................................................... 4
   2.23  ESOP Account....................................................................................... 4
   2.24  Excess Contributions............................................................................... 4
   2.25  Excess Deferrals................................................................................... 4
   2.26  Greater Michigan Local Participants................................................................ 4
   2.27  Highly Compensated Employee.........................................................................5
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   2.28  Hour of Employment................................................................................. 5
   2.29  Investment Plan Account............................................................................ 5
   2.30  MCN Stock.......................................................................................... 5
   2.31  Military Service................................................................................... 5
   2.32  Nonhighly Compensated Employee..................................................................... 5
   2.33  Normal Retirement Date............................................................................. 5
   2.34  Participant........................................................................................ 5
   2.35  Plan............................................................................................... 5
   2.36  Plan Account....................................................................................... 5
   2.37  Plan Year.......................................................................................... 6
   2.38  Regulations........................................................................................ 6
   2.39  Salary Reduction................................................................................... 6
   2.40  Salary Reduction Account........................................................................... 6
   2.41  Savings Plan....................................................................................... 6
   2.42  Suspense Account................................................................................... 6
   2.43  Trust.............................................................................................. 6
   2.44  Trust Agreement.................................................................................... 6
   2.45  Trustee............................................................................................ 6
   2.46  Valuation Date..................................................................................... 6
   2.47  Vesting Requirement................................................................................ 6
   2.48  Voluntary Deduction................................................................................ 6
   2.49  Voluntary Deduction Account........................................................................ 6
   2.50  Years of Service................................................................................... 6

ARTICLE III   Participation and Service..................................................................... 6


   3.1   Eligibility Requirements........................................................................... 6
   3.2   Eligibility Upon Merger or Reemployment............................................................ 7
   3.3   Collective Bargaining Agency....................................................................... 8
   3.4   Applications....................................................................................... 8
   3.5   Years of Service................................................................................... 8
   3.6   Break in Service Year.............................................................................. 9
   3.7   Hours of Employment................................................................................ 9
   3.8   Employment by Related Entities..................................................................... 10
   3.9   Leased Employees................................................................................... 11

ARTICLE IV   Contributions.................................................................................. 11


   4.1   Employee Contributions............................................................................. 11
   4.2   Employer Investment Plan Contributions............................................................. 12
   4.3   Employer ESOP Contributions........................................................................ 14
   4.4   Additional Employer Contributions.................................................................. 15
   4.5   Rollover Contributions............................................................................. 15
   4.6   Transfers from the Savings Plan.................................................................... 16
   4.7   Limitations on Salary Reduction Contributions...................................................... 17
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   4.8    Distribution of Excess Deferrals...................................................................18
   4.9    Distribution or Recharacterization of Excess Contributions.........................................19
   4.10   Statutory (Code Section 415) Limitations on Allocations to Accounts................................20

ARTICLE V  Vesting in Accounts...............................................................................22


   5.1    Employee Salary Reduction Accounts,
           Employee Post-1986 Voluntary Deduction Account,
           and Employee Pre-1987 Voluntary Deduction Account.................................................22
   5.2    Employer Salary Reduction Account, Employer Voluntary
           Deduction Account, and ESOP Account...............................................................22

ARTICLE VI   Investment Provisions...........................................................................23


   6.1    Investment of Contributions........................................................................23
   6.2    Change of Investment Direction.....................................................................23
   6.3    Transfers Between Investment Funds.................................................................23

ARTICLE VII  Investment Funds................................................................................24

   7.1    Investment Funds...................................................................................24
   7.2    Management of Investment Funds.....................................................................24
   7.3    Voting of MCN Stock................................................................................24
   7.4    Tender Offers......................................................................................25
   7.5    Named Fiduciary Status.............................................................................26
   7.6    Expenses of Funds..................................................................................26

ARTICLE VIII   Accounts and Records of the Plan..............................................................26


   8.1    Company to Maintain Accounts.......................................................................26
   8.2    Plan Accounting....................................................................................27
   8.3    Valuation of Funds.................................................................................27
   8.4    Valuation of Investment Plan Account...............................................................27
   8.5    Valuation of ESOP Account..........................................................................27
   8.6    Valuation of Plan Account..........................................................................27
   8.7    Company to Furnish Annual Statements of Value of Plan..............................................27
   8.8    Trust Agreement....................................................................................27

ARTICLE IX   Distributions, Withdrawals and Loans............................................................28


   9.1    Distribution Upon Termination of Employment
           Entitling Participant to Value of Plan Account....................................................28
   9.2    Distribution Upon Termination of Employment Under
           Circumstances Resulting in Forfeiture of Employer Contributions...................................28
   9.3    Certain Distributions from Participant Accounts....................................................28

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   9.4    In-Service Withdrawals -- General..................................................................29
   9.5    Withdrawal of Voluntary Deduction Contributions....................................................29
   9.6    Hardship Withdrawal of Salary Reduction Contributions..............................................29
   9.7    Time of Distributions..............................................................................31
   9.8    Distributions of Stock.............................................................................33
   9.9    Distributions from Fixed Income Fund...............................................................33
   9.10   Loans..............................................................................................35
   9.11   Definition of Employee Contributions and Employer Contributions....................................37
   9.12   Spousal Consent to Payment.........................................................................37
   9.13   Distributions Pursuant to a Qualified Domestic Relations Order.....................................37
   9.14   Direct Rollovers of Eligible Distributions.........................................................37
   9.15   Special Distribution Events........................................................................38

ARTICLE X   Administration...................................................................................39


   10.1   Plan Administration and Interpretation.............................................................39
   10.2   Notice to Employees................................................................................40
   10.3   Notices to Employers...............................................................................40
   10.4   Participants' Acceptance of the Provisions of the Plan.............................................40
   10.5   Audit of Plan Records..............................................................................40
   10.6   Claims Procedure...................................................................................40
   10.7   Effect of a Mistake................................................................................41

ARTICLE XI   Amendment and Termination.......................................................................41


   11.1   Amendment..........................................................................................41
   11.2   Withdrawal.........................................................................................41
   11.3   Termination........................................................................................41
   11.4   Allocation of Funds Between Employers..............................................................42
   11.5   Trust to be Applied Exclusively for Participants and Their Beneficiaries...........................42

ARTICLE XII   Participation by Affiliated Companies..........................................................42


   12.1   Adoption of the Plan...............................................................................42
   12.2   Withdrawal from the Plan...........................................................................42
   12.3   Company as Agent for Employers.....................................................................42

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ARTICLE XIII  Special Provisions Relating to the ESOP........................................................43

   13.1   Establishment of ESOP..............................................................................43
   13.2   ESOP Account.......................................................................................43
   13.3   Discrimination Testing.............................................................................43
   13.4   Loans..............................................................................................43
   13.5   Diversification....................................................................................45
   13.6   Put Option.........................................................................................45
   13.7   Purchase of MCN Stock..............................................................................46

ARTICLE XIV   Miscellaneous..................................................................................46


   14.1   Beneficiary Designation............................................................................46
   14.2   Incompetency.......................................................................................47
   14.3   Expenses...........................................................................................47
   14.4   Nonassignability...................................................................................47
   14.5   Employment Noncontractual..........................................................................48
   14.6   Merger or Consolidation with Another Plan..........................................................48
   14.7   Continuance by a Successor.........................................................................48
   14.8   USERRA Rights......................................................................................48
   14.9   Construction.......................................................................................48

ARTICLE XV  Redesignation of ESOP and Distribution of Dividends..............................................48


   15.1   Redesignation of ESOP Portion of Plan..............................................................49
   15.2   Allocation of Investment Plan Account Balances to ESOP Portion of Plan.............................49
   15.3   Distribution of Dividends on MCN Stock.............................................................49

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                                     MICHCON
                       INVESTMENT AND STOCK OWNERSHIP PLAN
            (As Amended and Restated Effective as of January 1, 1998)


                               ARTICLE I THE PLAN

         1.1 Establishment and Amendment of the Plan. Michigan Consolidated Gas Company, which is also known as MichCon (hereinafter referred to as the "Company"), presently maintains an investment and stock ownership plan for the benefit of its Eligible Employees and the Eligible Employees of its participating Affiliated Companies. The plan was last restated effective as of April 1, 1989, and was amended from time to time thereafter.

         The Company previously established the MichCon Employee Stock Ownership Plan for Union Employees ("ESOP") and incorporated the ESOP into the Michigan Consolidated Gas Company Union Employee's Investment Plan to form the MichCon Investment and Stock Ownership Plan.

The plan is hereby further amended and completely restated as set forth herein effective as of January 1, 1998, except as otherwise provided herein or required by law (for instance, certain provisions herein are legally required to be effective as of January 1, 1997, and are therefore effective as of such date), and shall continue to be known as the "MichCon Investment and Stock Ownership Plan" (the "Plan"). The ESOP provisions of the Plan became effective as of April 1, 1989.

         1.2 Applicability of the Plan. Except as otherwise specified herein or required by law, the provisions of the Plan as amended and restated herein effective as of January 1, 1998, shall be applicable only with respect to Eligible Employees of an Employer in current employment on or after January 1, 1998, and their beneficiaries.

Any person who was covered under the Plan as in effect prior to January 1, 1998, and whose employment terminated under the Plan prior to January 1, 1998, shall continue to have his rights to receive benefits determined under the provisions of the Plan in effect when his employment relationship so terminated, subject to legally required changes prior to January 1, 1998, as described herein.

         1.3 Purpose and Type of Plan. The purpose of the Plan is to provide a convenient way for Participants to save on a regular and long-term basis for their retirement income needs; to recognize the contribution made to the Employer's successful operation by its employees and to reward such contribution for those employees who qualify as participants under the terms of the Plan; and to facilitate ownership of MCN Stock by participating Eligible Employees.

The non-ESOP portion of the Plan is intended to qualify as a profit-sharing plan and the ESOP portion of the Plan is intended to qualify as a stock bonus and an employee stock ownership plan for purposes of Code sections 401(a), 402, 412, 417, 4975, and related provisions.


                             ARTICLE II DEFINITIONS



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         Whenever used in the Plan, the following words and phrases shall have the respective meanings stated below unless a different meaning is plainly required by the context.

         2.1 "Actual Deferral Percentage" means the ratio (expressed as a percentage) of (A) the (a) Elective Deferrals of an Employee who is eligible to participate in the Plan for a Plan Year, to (b) the Compensation of that Employee for such Plan Year.

         2.2  "Affiliated Company" means--

              (a) any corporation other than the Company, i.e., either a subsidiary corporation or an affiliated or associated corporation of the Company, which together with the Company is a member of a "controlled group" of corporations (as defined in Code section 414(b));

              (b) any organization which together with the Company is under "common control" (as defined in Code section 414(c));

              (c) any organization which together with the Company is an "affiliated service group" (as defined in Code section 414(m)); or

              (d) any other entity required to be aggregated with the Company pursuant to Regulations under Code section 414(o).

         2.3 "Anniversary Date" means with respect to each Employee, the anniversary each year of the Employee's first Hour of Employment. If an Employee whose employment was terminated is reemployed but prior to his reemployment he incurs a Break in Service Year or following his reemployment he incurs a Break in Service Year before completing a Year of Service, his Anniversary Date shall be based upon his first Hour of Employment coincident with or next following his date of reemployment; otherwise, his Anniversary Date shall not be changed..

         2.4 "Annual Addition" means the amount allocated to a Participant's account as such term is defined in section 4.10(a).

         2.5 "Average Actual Deferral Percentage" means the average (expressed as a percentage) of the Actual Deferral Percentages of the Employees in a group who are eligible to participate in the Plan for a Plan Year.

         2.6  "Break in Service Year" means a 12-month period described in section 3.6.

         2.7  "Code" means the Internal Revenue Code of 1986, as amended.

         2.8  "Company" means Michigan Consolidated Gas Company.

         2.9  "Compensation" means a Participant's pay, determined as follows:

              (a) For all purposes of the Plan, except as otherwise specified in (b) or (c) below or required by the context, Compensation means the regular basic salary or wage paid (plus, effective July 1, 1998, shift differential) to an Employee by the Employer before any


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payroll deduction for taxes or any other purpose, and before any Salary
Reduction contribution or cafeteria plan election, but excluding merit, incentive and other similar payments made in the form of a lump sum, bonuses, awards, shift differentials (prior to July 1, 1998), severance payments, differential payments made by reason of the Employee's entry into Military Service, all amounts paid for work in excess of 40 hours in any one week, all overtime or other premium paid for work in excess of a maximum number of hours in any one day, for work on holidays or for any other reason, payments for so-called fringe benefits such as Employer contributions to this Plan or any pension or retirement plan, increased wages or salary resulting from temporary promotion, upgrading or transfer, of whatever duration, to a higher paid job or classification, and any other premium, auxiliary, or special pay of any sort whatsoever.

              (b) For purposes of satisfying the limits on contributions described in section 4.7 (ADP test) and applying the limits of section 415 of the Code as described in section 4.10, Compensation shall mean "compensation" as defined in Treas. Regulation Section 1.415-2(d) or any successor regulation.

              (c) For purposes of determining whether an individual is a Highly Compensated Employee, Compensation means an Employee's Compensation as defined in subsection (b) above but without regard to Code sections 125, 402(a)(8), and 402(h)(1)(B) (i.e., with the addition of elective deferrals pursuant to a cafeteria plan, a cash-or-deferred arrangement, or a simplified employee pension during years in which such items are excluded under subsection (b)).

              (d) In accordance with Code Section 401(a)(17), the Compensation of each Employee that may be taken into account under the Plan shall not exceed the first $150,000 of an Employee's Compensation (as adjusted pursuant to Code section 401(a)(17)).

         2.10 "Detroit Local Participants" means Participants represented by (i) Local #80 and Local #80 (P. T. & S.), Service Employees International Union and
(ii) Local #799C (P.T.& S.), International Chemical Workers Union Council, United Food and Commercial Workers.

         2.11 "Disability Retirement Date" means the date a Participant (i) becomes eligible to receive benefits under a long-term disability plan maintained by the Employer, or (ii) is determined by the Company to be totally and permanently disabled. In determining whether a Participant is totally and permanently disabled, the Company may, in its discretion, rely on the opinion of a physician selected by the Company to assist it in making such a determination.

         2.12 "Elective Deferrals" means Salary Reduction contributions under section 4.1(a) and contributions under other plans maintained by the Company or an Affiliated Company that constitute elective deferrals within the meaning of Code section 402(g)(3).

         2.13 "Eligible Employee" means an Employee of an Employer whose terms and conditions of employment are covered by an agreement with a collective bargaining agent which agreement permits participation in this Plan.

         2.14 "Employee" means an individual who is an employee of the Company or an Affiliated Company (including, for certain purposes described in Section 3.9, a "leased employee" as described in Section 3.9), but shall not include an individual who enters into a


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formal or informal independent contractor agreement with the Company or is otherwise treated as an independent contractor under the payroll practices of the Company.

         2.15 "Employee Post-1986 Voluntary Deduction Account" means an Employee's Voluntary Deduction contributions after December 31, 1986, and investment gains and losses therefrom.

         2.16 "Employee Pre-1987 Voluntary Deduction Account" means an Employee's Voluntary Deduction contributions before January 1, 1987, and investment gains and losses therefrom.

         2.17 "Employee Salary Reduction Account" means an Employee's Salary Reduction contributions, and investment gains and losses therefrom.

         2.18 "Employer" means the Company and any Affiliated Company which has adopted the Plan with the consent of the Company and in the manner prescribed in section 12.1 and any successor corporation which shall adopt the Plan pursuant to section 14.7. If any such corporation shall withdraw from participation in the Plan in accordance with section 12.2, the term Employer shall not thereafter include such corporation.

         2.19 "Employer Salary Reduction Account" means the Employer contributions to the Salary Reduction Account of an Employee pursuant to section 4.2, and investment gains and losses therefrom.

         2.20 "Employer Voluntary Deduction Account" means the Employer contributions to the Voluntary Deduction Account of an Employee pursuant to section 4.2, and investment gains and losses therefrom.

         2.21 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         2.22 "ESOP" means the employee stock ownership plan established pursuant to section 13.1, as modified by Article XV.

         2.23 "ESOP Account" means the account established and maintained on behalf of each Participant in accordance with sections 8.1(c) and (d) and 13.2.

         2.24 "Excess Contributions" means the amount described in section
4.9(a).

         2.25 "Excess Deferrals" means the portion of Elective Deferrals for a calendar year, if any, described in section 4.8.

         2.26 "Greater Michigan Local Participants" means Participants who are represented by (i) Local #799C Northern, International Chemical Workers Union Council, United Food and Commercial Workers (ii) Local #70C, International Chemical Workers Union Council, United Food and Commercial Workers and (iii) Local #132C, International Chemical Workers Union Council, United Food and Commercial Workers.


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         2.27 "Highly Compensated Employee" with respect to any Plan Year beginning on or after January 1, 1997, shall include highly compensated active employees and highly compensated former employees. A highly compensated active employee includes any Employee who performs service for an Employer during the determination year and who, during the look-back year received Compensation from the Employer in excess of $80,000 (as adjusted pursuant to Code Section 415(d)), or who was a 5-percent owner at any time during the determination year or the look-back year. For this purpose, the determination year shall be the Plan Year. The look-back year shall be the twelve-month period immediately preceding the determination year.

         A highly compensated former employee includes any Employee who separated from service (or was deemed to have separated) prior to the determination year, performed no service for the Employer during the determination year, and was a highly compensated active employee for either the separation year or any determination year ending on or after the employee's 55th birthday.

         The determination of who is a Highly Compensated Employee will be made in accordance with Section 414(q) of the Code and the regulations thereunder.

         2.28 "Hour of Employment" means an hour for which an individual receives credit pursuant to section 3.7.

         2.29 "Investment Plan Account" means the total value of an Employee's Salary Reduction Account and Voluntary Reduction Account.

         2.30 "MCN Stock" means common stock of MCN Energy Group Inc..

         2.31 "Military Service" means service (a) on active duty, in time of national or local emergency, in the armed forces of the United States or of any State thereof, (b) in the armed forces of the United States or of any State thereof under any compulsory service law, or (c)in the armed forces of the United States or any of its allies in time of war in which the United States is engaged.

         2.32 "Nonhighly Compensated Employee" means an Employee of the Employer who is not a Highly Compensated Employee.

         2.33 "Normal Retirement Date" means the Participant's sixty-fifth
(65th) birthday, if such birthday falls on the first day of the month; otherwise, the first day of the month next following the month in which such birthday occurs.

         2.34 "Participant" means an Employee who is participating in the Plan in accordance with its provisions.

         2.35 "Plan" means MichCon Investment and Stock Ownership Plan and any amendments thereto or restatements thereof from time to time adopted.

         2.36 "Plan Account" means the total value of an Employee's Investment Plan Account and ESOP Account.


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         2.37 "Plan Year" means the calendar year.

         2.38 "Regulations" means regulations issued by the Department of Labor construing Title I of ERISA or by the Internal Revenue Service construing the Code.

         2.39 "Salary Reduction" means an election by a Participant to have the Compensation that would otherwise be payable reduced and contributed by the Employer to the Plan as a regular contribution on behalf of the Participant.

         2.40 "Salary Reduction Account" means an Employee's Salary Reduction contributions, related Employer matching contributions, and investment gains and losses therefrom.

         2.41 "Savings Plan" means the MCN ENERGY GROUP Savings and Stock Ownership Plan (formerly the MichCon Savings and Stock Ownership Plan.

         2.42 "Suspense Account" means the account used to reflect MCN Stock acquired with loan proceeds pursuant to section 13.4.

         2.43 "Trust" means the Trust created by agreement between the Employers and the Trustee, as from time to time amended.

         2.44 "Trust Agreement" means the agreement between the Employers and the Trustee referred to in section 8.8.

         2.45 "Trustee" means the Trustee hereinafter provided for in section
8.8 TRUSTEE UNDER THE TRUST AGREEMENT or any successor Trustee TRUSTEE.

         2.46 "Valuation Date" means each business day on which the New York Stock Exchange shall be open for business.

         2.47 "Vesting Requirement" means the requirement for vesting described in section 5.2.

         2.48 "Voluntary Deduction" means an Employee's payroll deduction contributions other than Salary Reduction contributions.

         2.49 "Voluntary Deduction Account" means an Employee's Voluntary Deduction contributions, related Employer matching contributions, and investment gains and losses therefrom.

         2.50 "Years of Service" means year(s) of employment of an Employee by an Employer or nonparticipating Affiliated Company as such term is defined in section 3.5.


                      ARTICLE III PARTICIPATION AND SERVICE

         3.1  Eligibility Requirements.


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              (a)  Each individual who was eligible to participate in the Plan on December 31, 1997, in accordance with the terms of the Plan in effect on said date shall continue to be eligible to participate, subject to the provisions of this Plan. Each other Employee shall become eligible to participate on the latest to occur of--

                   (i)   the date he is employed as an Eligible Employee,

                   (ii) the date on which he completes at least one year of eligibility service (as defined in section 3.1(b)), or

                   (iii) the date on which he attains age 21;

                   provided he is employed as an Eligible Employee on such date.

              (b) For purposes of this Article III, a year of eligibility service shall mean the 12-month period beginning on the date of an Employee's first Hour of Employment, or the 12-month period beginning on an Employee's Anniversary Date during which he completes at least 1,000 Hours of Employment.

        3.2   Eligibility Upon Merger or Reemployment.

              (a) Merger. Any Employee who is a Participant in any plan which is merged into this Plan shall become a Participant in this Plan immediately upon the effective date of the merger. Such an Employee shall be eligible to actively participate in this Plan in accordance with Section 3.4.

              (b) Reemployment. In the event an Employee's employment is terminated and such individual is later reemployed as an Eligible Employee:

                   (i) If the re-employed reemployed Eligible Employee had not met the age and service requirements for participation in the Plan during his prior period of employment but was re-employed reemployed before incurring a Break in Service Year, his prior period of employment shall be included for purposes of determining his eligibility for participation in the Plan.

                   (ii) If the re-employed reemployed Eligible Employee had not met the age and service requirements for participation in the Plan during his prior period of employment and incurred a Break in Service Year, he must meet the participation requirements of Section 3.1 as if he were a new employee.

                   (iii) If the re-employed reemployed Eligible Employee met the age and service requirements for participation in the Plan during his prior period of employment, incurred a Break in Service Year, and, pursuant to the Break in Service Year rules, his years of eligibility service are disregarded, he must meet the participation requirements of Section 3.1 as if he were a new employee.

                   (iv) If the re-employed reemployed Eligible Employee met the age and service requirements for participation in the Plan during his prior period of employment and incurred a Break in Service Year, but pursuant to the Break in Service Year rules his years of eligibility


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service are not disregarded, he shall again participate in the Plan on the date of his reemployment;

                   (v) If the re-employed reemployed Eligible Employee met the age and service requirements for participation in the Plan during his prior period of employment and did not incur a Break in Service Year, he shall again participate as of the date of his reemployment or, if later, the date upon which he would have begun participation if not for the termination and reemployment.

         3.3 Collective Bargaining Agency. If any Employee shall become a Participant in the Plan and shall thereafter cease to be represented by a collective bargaining agency pursuant to a collective bargaining agreement between his Employer and a collective bargaining agency covered under this Plan, he shall nevertheless continue to be eligible to actively participate in the Plan until such time as the terms and conditions of his employment are no longer governed by such a collective bargaining agreement. If such an Employee becomes eligible to participate in the Savings Plan or any successor plan, his entire Plan Account shall be transferred to such plan and the Employee shall no longer be eligible to participate in this Plan. The Participant's Plan Account shall be fully vested upon such transfer.

         3.4 Applications. An Employee who is eligible to participate on the date the Plan becomes effective with respect to his Employer may become a Participant by filing a written application with his Employer in the form prescribed by the Company. Thereafter, an Eligible Employee may become a Participant by filing a written application with his Employer in the form prescribed by the Company. Participation in the Plan will commence within a reasonable time following processing of a Participant's application.

              The Employee's application shall authorize the Employer to deduct contributions from the Employee's Eligible Compensation in amounts specified by the Employee pursuant to Article IV, and to have contributions made as a Salary Reduction pursuant to Article IV. The application shall evidence the Employee's acceptance of and agreement to all of the provisions of the Plan.

         3.5 Years of Service. An Employee shall be credited for Years of Service for his period of employment with the Employer and each nonparticipating Affiliated Company, determined as follows:

              (a) An Employee shall receive credit, for purposes of vesting, for all Years of Service. An Employee shall have one "Year of Service" for each 12-month period beginning on the date of the Employee's first Hour of Employment and on each subsequent Anniversary Date, during which the Employee completes 1,000 or more Hours of Employment.

              (b) Years of Service shall not be interrupted (i) by any transfer of employment of an Employee between Affiliated Companies regardless of whether the Affiliated Company is an Employer hereunder; or (ii) during such period as an Employee is receiving credit for Hours of Employment under section 3.7.

              (c) If an Employee is reemployed following a Break in Service Year, he shall be considered a new Employee for purposes of the Plan, except--

                   (i) If prior to such Break in Service Year he had a vested interest in his ESOP Account, Employer Salary Reduction Account, or Employer Voluntary Deduction Account, Years of Service he had prior to the Break in Service Year shall be reinstated after such Employee completes a Year of Service after such Break in Service Year.

                   (ii) If paragraph (i) is not applicable, and if the Employee's number of consecutive Break in Service Years does not equal or exceed the greater of five or the number of Years of Service he had before incurring a Break in Service Year, the Years of Service he had prior to such Break in Service Years shall be reinstated after such Employee completes a Year of Service after such Break in Service Years.

              (d) Notwithstanding the foregoing provisions, an Employee's Years of Service shall exclude any Years of Service completed before an Employee attains age 18.

         3.6 Break in Service Year. "Break in Service Year" shall mean a 12-month period beginning on an Employee's Anniversary Date during which the Employee has not completed more than 500 Hours of Employment (as defined in section 3.7). Notwithstanding the foregoing, the following periods shall not be deemed to be Break in Service Years:

              (a) If a Participant retires on his Disability Retirement Date, thereafter ceases to be totally and permanently disabled, and returns to the employ of an Employer, the period between his Disability Retirement Date and the date as of which he ceases to be totally and permanently disabled.

              (b) If a Participant commences receiving benefits under a long-term disability benefit program maintained by an Employer and thereafter ceases to receive benefits under such program and returns to the employ of the Employer, the period during which he was receiving benefits under such program.

         If an Employee incurs a Break in Service Year and prior to such Break in Service Year has not completed five Years of Service, his Years of Service completed prior to such a Break in Service Year shall be disregarded unless he completes a Year of Service after such Break in Service Year and before the total of such Break in Service Year and any ensuing consecutive Break in Service Years equals the greater of five or the number of his Years of Service (as defined in section 3.5 but without excluding Years of Service completed prior to attaining age 18) prior to such Break in Service Year.

         3.7 Hours of Employment. "Hours of Employment" shall mean, for any individual performing or who has performed services for one or more Employers or nonparticipating Affiliated Companies, the sum of the following:

              (a) All hours for which the individual is directly or indirectly paid or entitled to payment by an Employer or nonparticipating Affiliated Company for the performance of duties. These hours shall be credited to the individual for the computation period or periods in which the duties are performed.

              (b) Except as provided in section 3.7(e) below, all hours for which the individual is directly or indirectly paid or entitled to payment by an Employer or nonparticipating Affiliated Company for reasons (such as vacation, holiday, sickness, incapacity, layoff, jury duty, leave of absence, Military Service, or disability) other than for the performance of duties.

These hours shall be credited to the individual for the computation period or periods in which the period during which no duties are performed occurs, beginning with the first unit of time to which the payment relates.

              (c) All hours for which back pay, irrespective of mitigation of damages, has been awarded, agreed to, or paid by an Employer or nonparticipating Affiliated Company, with no duplication of credit for hours. These hours shall be credited to the individual for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement, or payment is made.

              (d) Except as provided in section 3.7(e) below, eight Hours of Employment per day for each working day that an individual is absent from work without pay for an approved leave of absence, voluntary time, sick time, disciplinary layoff, or Military Service if the individual returns to the employ of an Employer or nonparticipating Affiliated Company within 90 days after the end of such period. These hours shall be credited to the individual for the computation period or periods in which the period during which no duties are performed occurs, beginning with the first such period.

              (e) Eight Hours of Employment per day for each working day that an individual is absent from work with or without pay because of pregnancy of the individual, birth of a child to the individual, placement of a child with the individual in connection with the adoption of such child by such individual, or caring for such child for a period beginning immediately following such birth or placement. The Company may, in its discretion, request such information from the individual as the Company shall deem relevant in order to verify that an absence is for the reasons described in this subsection (e). Notwithstanding the foregoing, no more than 501 Hours of Employment shall be credited under this subsection (e) on account of any such pregnancy or placement if the individual does not return to the employ of an Employer or participating Affiliated Company within 90 days after the end of the period approved for such absence. Hours credited under this subsection (e) shall be credited to the individual only in the year in which the absence begins if the crediting is necessary to prevent a Break in Service Year for such year; or, in any other case, in the immediately following year; provided, however, that if more than 501 hours are credited under this subsection (e) on account of any such pregnancy or placement, the excess over 501 hours shall be credited to the period or periods to which it relates.

         Hours of Employment credited under this section 3.7 shall comply with the rules set forth in 29 C.F.R. section 2530.200b-2(b) and (c), which rules are hereby incorporated by reference.

         Notwithstanding anything herein to the contrary, Hours of Employment shall be credited hereunder at all times in compliance with the requirements of the Family and Medical Leave Act.

         3.8 Employment by Related Entities. If an Employee's employer is a nonparticipating Affiliated Company, any period in which the Employee is employed by the nonparticipating Affiliated Company (while an Affiliated Company) shall be taken into account for purposes of satisfying the eligibility service requirement set forth in section 3.1 and measuring such Employee's Years of Service to the same extent it would have been had such period of employment been employment by an Employer.

         3.9 Leased Employees. A person who is not an Employee of an Employer or nonparticipating Affiliated Company and who performs services for an Employer or a nonparticipating Affiliated Company pursuant to an agreement between the Employer or nonparticipating Affiliated Company and a leasing organization shall be considered a "leased employee" if such person performed the services on a substantially full-time basis for a year and the services are under the primary direction and control of the recipient. A person who is considered a "leased employee" of an Employer or nonparticipating Affiliated Company shall not be considered an Employee for purposes of participating in this Plan or receiving any contribution or benefit under this Plan. A leased employee shall be excluded from this Plan regardless of whether the leased employee participates in any plan maintained by the leasing organization. However, if a leased employee participates in the Plan as a result of subsequent employment with an Employer, his previous service as a leased employee shall be counted in calculating his Years of Service. Notwithstanding the preceding provisions of this section 3.9, a leased employee will be included as an Employee for purposes of applying the requirements described in Code section 414(n)(3) and for purposes of determining the number and identity of Highly Compensated Employees.

                            ARTICLE IV CONTRIBUTIONS

         4.1  Employee Contributions.

              (a) Amount of Contributions. Each Participant may make a regular contribution to the Plan (not less than 1 percent) up to a percentage of his Compensation for a pay period in incremental percentages of 1 percent, determined as follows:

               Group                                    Percentage
               -----                                    ----------

               For Highly Compensated Employees            15%

               For Nonhighly Compensated Employees
               who are Detroit Local Participants:

                        Prior to April 1, 1998             20%
                        April 1, 1998 and later            17%

               For Nonhighly Compensated Employees
               who are Greater Michigan Local
               Participants:

                        Prior to July 1, 1998              20%
                        July 1, 1998 and later             17%

         Contributions will be effected by Voluntary Deductions, Salary Reductions, or any combination thereof, as elected by the Participant. The amount of such Voluntary Deductions or Salary Reductions shall be transferred to the Trustee after each pay period; provided, however, that a Participant's Salary Reduction contributions shall not exceed 8 percent of the Participant's Compensation for a pay period (if the Participant was a Highly Compensated Employee during the immediately preceding Plan Year), or 9 percent of the Participant's Compensation for a pay period (if the Participant was not a Highly Compensated Employee during the immediately preceding Plan Year); and further provided, however, that Voluntary Deductions and Salary Reductions shall be limited as provided in sections 4.7 and 4.10.

         Notwithstanding the foregoing, the Company may, in its sole discretion,
(1) reduce the Salary Reduction contributions permitted by a group of Participants if, in the opinion of the Company, it is advisable to do so in order to satisfy the requirements of section 4.7 or 4.10; or (2) reduce the Voluntary Deduction contributions permitted by a group of Participants if, in the opinion of the Company, it is advisable to do so in order to satisfy the requirements of section 4.10.

              (b) Changes in Contributions. The contribution of Voluntary Deductions and/or Salary Reductions designated by a Participant shall continue in effect, notwithstanding any change in his Compensation rate, until the Participant shall change such contribution; provided, however, that such contribution shall in no event be less than 1 percent, nor more than the limits of section 4.1(a), in incremental percentages of 1 percent of the Participant's Compensation for a pay period. A Participant may change his contribution from time to time by giving directions to his Employer in the form prescribed by the Company, with such directions to take effect within a reasonable period following processing.
              (c) Voluntary Suspension of Contributions. Any Participant may, by giving notice to his Employer in the form and timing prescribed by the Company, suspend his contribution of Voluntary Deductions and/or Salary Reductions, either indefinitely or for any specified period provided that in the event of suspension of both such contributions the suspension shall be for at least 12 full months. In case of any such suspension of any contributions, the Employer's contributions on behalf of the Participant shall be automatically suspended for a like period.

              (d) Automatic Suspension of Contributions. A Participant's contributions of Voluntary Deductions and Salary Reductions and the Employer's contributions on behalf of the Participant shall be suspended automatically for any period during which the Participant is absent without pay under any of the circumstances described in section 3.7(c), (d), or (e), and such an absence shall not constitute termination of service for purposes of any of the provisions of Article IX. A Participant may, by giving notice to his Employer in the form and timing prescribed by the Company, suspend his contribution of Voluntary Deductions and/or Salary Reductions for any period during which he is absent from work under any of the circumstances described in section 3.7(b) or
(c) and receiving Compensation at a reduced Compensation rate, in which case the Employer contributions on behalf of such Participant shall be automatically suspended for a like period.

         4.2 Employer Investment Plan Contributions. Each Employer shall contribute, to the Salary Reduction Account of each of its participating Employees, an amount equal to 25 percent of the Salary Reduction contribution of such Participant; provided, however, that Salary Reduction contributions shall be disregarded to the extent that they exceed an amount determined by multiplying the applicable contribution percentage shown in the following schedules by the Participant's Compensation for a pay period:

              (a) Prior to January 1, 1999, for all Participants except Participants described in subsection (b) below:

                                                Contribution
              Years of Service                   Percentage
              ----------------                  ------------

              1 through 3                            2%
              More than 3 through 6                  3%
              More than 6 through 10                 4%
              More than 10 through 23                5%
              More than 23                           6%

              (b) Prior to January 1, 1999, for (i) all Participants who became Eligible Employees on or after July 1, 1995, who are Utility I employees represented by I.C.W.U.C. U.F.C.W. Local 799C (Northern) or (ii) Participants who became Eligible Employees on or after April 1, 1997 who are service consumption technicians represented by Local 80 Detroit:

                                                Contribution
              Years of Service                   Percentage
              ----------------                   ----------

              0 through 3                            0%
              More than 3 through 6                  3%
              More than 6 through 10                 4%
              More than 10 through 23                5%
              More than 23                           6%

              (c) On and after January 1, 1999, for all Participants except Participants described in subsection (d) below:

                                                Contribution
              Years of Service                   Percentage
              ----------------                   ----------

              1 through 3                            2%
              More than 3 through 6                  3%
              More than 6 through 9                  4%
              More than 9 through 23                 5%
              More than 23                           6%

              (d) On and after January 1, 1999, for (i) all Participants who became Eligible Employees on or after July 1, 1995, who are Utility I employees represented by I.C.W.U.C. U.F.C.W. Local 799C (Northern) or (ii) Participants who became Eligible Employees on or after April 1, 1997 who are service consumption technicians represented by Local 80:

                                                Contribution
               Years of Service                  Percentage
               ----------------                  ----------

               0 through 3                           0%
               More than 3 through 6                 3%
               More than 6 through 9                 4%
               More than 9 through 23                5%
               More than 23                          6%

         In addition, in cases where the Participant's Salary Reduction contribution is less than the percentage of his Compensation rate allowed in the above schedule for his Years of Service, the Employer shall contribute to the Voluntary Deduction Account of such participating Employee an amount equal to 25 percent of the smaller of (1) the Participant's Voluntary Deduction contribution, or (2) an amount equal to (A) the applicable contribution percentage, per the above schedule, times the Participant's Compensation for a pay period, minus (B) the Participant's Salary Reduction contribution. The maximum Employer matching contributions on behalf of any Participant shall not be increased until such Participant has provided notice to the Company in the manner and timing prescribed by the Company.

          4.3 Employer ESOP Contributions.

              (a) Basic ESOP Contribution. Each Employer shall contribute to the ESOP Account of each of its participating Employees each pay period an amount equal to the difference, if any, between (i) and (ii) below:

                   (i) 75 percent of the sum of the Salary Reduction and Voluntary Deduction contributions of such Participant for such pay period; provided, however, that Salary Reduction and Voluntary Deduction contributions shall be disregarded to the extent that they exceed, in the aggregate, an amount determined by multiplying the applicable contribution percentage in the schedules set forth in section 4.2 by such Participant Compensation for the pay period.

                   (ii) The value of the shares of MCN Stock allocated to the ESOP Account of such Participant pursuant to section 13.4(d) for such pay period. The value of shares allocated under section 13.4(d) shall be the market value thereof as of the last day of the pay period for which the shares are allocated, with the market value to be determined by the Company in a nondiscriminatory manner.

              (b) Contribution of Principal, Interest, or Other Payments. Each Employer also shall contribute to the ESOP its proportionate share of any additional amount necessary to make principal, interest, or other payments required by the terms of any loan made to the ESOP in accordance with section
13.4. Each Employer's proportionate share shall be equal to the proportion that its contributions under section 4.3(a) bears to the total contributions under section 4.3(a). Each Employer also may make additional contributions to make principal, interest, or other payments in accordance with the terms of any loan made to the ESOP in accordance with section 13.4.

              (c) Dividend-Related Contributions. Each Employer also shall contribute to the ESOP Account of each of its participating Employees such amounts as may be necessary to acquire for the ESOP Account of such Participant shares of MCN Stock having a fair market value equal to the amount of any dividends on shares of MCN Stock allocated to the ESOP Account of such Participant that were used to repay an ESOP loan in accordance with section 13.4(c). Such contributions shall be made on, or as soon as practicable after, each date on which dividends on allocated shares of MCN Stock are used to repay a loan. In no event shall the shares of MCN Stock acquired with contributions under this subsection (c) be allocated to the ESOP Account of such Participant later than the last day of the Plan Year during which (but for the use of the dividend to repay the loan) the dividend giving rise to such contribution would have been allocated to the ESOP Account of such Participant.

              (d) Longevity Contributions. Within a reasonable time after each March 1 (April 1 in the case of Greater Michigan Local Participants prior to
1999) of each Plan Year (in each case, the "Measurement Date"), each Employer shall contribute to the ESOP Account of each of its participating Eligible Employees on active payroll as of the Measurement Date who has at least 30 Years of Service as of such Measurement Date:

                   (i) effective prior to March 1, 1999 for Greater Michigan Local Participants, twenty-five (25) shares of MCN Stock

                   (ii) effective March 1, 1999 for Greater Michigan Local Participants and effective March 1, 1998 for Detroit Local Participants, six hundred dollars ($600) in shares of MCN Stock, as determined by the Company in a nondiscriminatory manner.

         4.4 Additional Employer Contributions. If a Participant receiving payments (based upon 40 or more hours per week) under the terms of any Workers' Compensation law does not have sufficient compensation to make Salary Reduction or Voluntary Deduction contributions in an amount equal to the amount of the Participant's contributions as in effect during the Participant's last period of active service, then the Participant's Employer shall contribute on behalf of the Participant such additional amount as would have been contributed by the Employer under sections 4.2 and 4.3 on behalf of such Participant had the Participant's contributions been continued at the rate in effect during the Participant's last period of active service. Additional contributions under this section 4.4 shall be treated for accounting purposes as if made under section
4.2 or 4.3, as applicable, except such contributions shall not be considered when computing the Contribution Percentage. Contributions under this Section 4.4 shall be deemed contributions made under Code Section 415(c)(3)(C), and for purposes of calculations under Section 415, "compensation" shall include the compensation the Participant would have received if the Participant were paid at the rate of compensation paid immediately before becoming disabled.

         4.5  Rollover Contributions.

              (a) From Qualified Plan. If an Employee receives, either before or after becoming an Employee an eligible rollover distribution (within the meaning of Code section 402(c)(4))from an employees' trust described in Code section 401(a) which is exempt from tax under Code section 501(a) or from a qualified annuity plan described in Code section 403(a) (other than an employees' trust or an annuity plan under which the Employee was an Employee within the meaning of Code section 401(c)(1) at the time contributions were made on his behalf under such trust or annuity plan), then such Employee may transfer and deliver to the Company, to be credited to his Employee Salary Reduction Account as if it were a Salary Reduction contribution, an amount which does not exceed the amount of such qualified total distribution or eligible rollover distribution (including any proceeds from the sale of any property received as a part of such qualified total distribution or eligible rollover distribution) less, in the case of a qualified total distribution, the amount considered contributed to such trust or annuity plan by the Employee. Former Employees who are Participants and who receive an eligible rollover distribution from another plan sponsored by an Employer may make rollover contributions in accordance with this section.

              (b)  From Individual Retirement Account or Annuity.  If--

                   (i) an Employee receives, either before or after becoming an Employee, a distribution or distributions from an individual retirement account or individual retirement annuity (within the meaning of Code section
408) or from a retirement bond (within the meaning of Code section 409); and

                   (ii) no amount in such account, no part of the value of such annuity, or no part of the value of the proceeds of such bond is attributable to any source other than an eligible rollover distribution (within the meaning of Code section 402(c)(4)) from an employees' trust described in Code section 401(a) which is exempt from tax under Code section 501(a) or annuity plan described in Code section 403(a) (other than an employees' trust or an annuity plan under which the Employee was an Employee within the meaning of Code section 401(c) at the time contributions were made on his behalf under such trust or annuity plan) and any earnings on such a qualified total distribution or eligible rollover distribution;

              then such Employee may transfer and deliver to the Company, to be credited to his Salary Reduction Account as if it were a Salary Reduction contribution, such distribution or distributions.

              (c) Timing and Substantiation. Any transfer and delivery pursuant to this section 4.5 shall be delivered by the Employee to the Company and by the Company to the Trustee on or before the sixtieth day after the day on which the Employee receives the distribution or on or before such later date as may be prescribed by law. Any such transfer and delivery must be accompanied by (i) a statement of the Employee that to the best of his knowledge the amount so transferred meets the conditions specified in this section 4.5, and (ii) a copy of such documents as may have been received by the Employee advising him of the amount and the character of such distribution. Notwithstanding the foregoing, the Company shall not accept a rollover contribution if, in its judgment, such acceptance would cause the Plan to violate any provision of the Code or Regulations.

              (d) Deemed Contribution for Certain Purposes. A rollover contribution pursuant to this section 4.5 shall be deemed to be a contribution of a Participant for purposes of the value of a Participant's fund account as provided in section 8.2 and in determining the amount distributable to a Participant, the provisions of Article IX that are applicable to Salary Reduction contributions will be used, pursuant to section 9.1, but not for purposes of determining the amount of the contribution to be made on behalf of a Participant by his Employer pursuant to section 4.2, 4.3, or 4.4 or calculating the Annual Addition of such Participant.

              (e) Deemed Participation for Certain Purposes. If the amount of rollover contribution is made by an Employee prior to his becoming a Participant, such Employee shall, until such time as he becomes a Participant, be deemed to be a Participant for all purposes of the Plan except for purposes of any determination of when he becomes a Participant pursuant to section 3.1 and the making of contributions pursuant to section 4.1(a).

         4.6 Transfers from the Savings Plan. If an Employee who previously had participated in the Savings Plan becomes a Participant in the Plan and the Participant's plan account in the Savings Plan (including any outstanding loans) is transferred to the Plan in accordance with section 3.3 of the Savings Plan, the Plan shall accept such transfer. Amounts transferred shall be 100 percent vested at all times and shall be treated for all purposes in the same manner as they were treated under the Savings Plan; that is:

              (a) Amounts attributable to Employer salary reduction contributions under the Savings Plan shall be allocated to the Participant's Employee Salary Reduction Account;

              (b) Amounts attributable to voluntary deduction contributions under the Savings Plan shall be allocated to the Participant's Employee Voluntary Deduction Account;

              (c) Amounts attributable to Employer Savings Plan contributions shall be allocated to the Participant's Employer Salary Reduction Account or Employer Voluntary Deduction Account, as the case may be; and

              (d) Amounts transferred from the ESOP Account of the Participant in the Savings Plan shall be allocated to the Participant's ESOP Account.

         Notwithstanding the foregoing, amounts transferred shall not be used for purposes of determining the amount of the contribution to be made on behalf of a Participant by the Employer pursuant to section 4.2, 4.3, or 4.4, or calculating the Actual Deferral Percentage or Annual Addition of the Participant.

         4.7  Limitations on Salary Reduction Contributions.

              (a) Dollar Limitation. In no event shall any Employer make Salary Reduction contributions for any calendar year, with respect to any Participant in excess of $10,000 (for 1998) (as adjusted by the Secretary of the Treasury to reflect increases in the cost of living). This limit shall be applied by aggregating all plans and arrangements maintained by the Company and all Affiliated Companies that provide for elective deferrals (as defined in Code section 402(g)).

              (b) ADP Test. Effective for Plan Years beginning on or after January 1, 1997, in addition to the limitations set forth elsewhere in this Plan, one of the following tests must be satisfied for the Plan Year:

                   (i) The Average Actual Deferral Percentage for Highly Compensated Employees who are eligible to participate for the Plan Year shall not exceed the Average Actual Deferral Percentage for the immediately preceding Plan Year for Nonhighly Compensated Employees who were then eligible to participate multiplied by 1.25; or

                   (ii) The Average Actual Deferral Percentage for Highly Compensated Employees who are eligible to participate for the Plan Year shall not exceed the Average Actual Deferral Percentage for the immediately preceding Plan Year for Nonhighly Compensated Employees who were then eligible to participate multiplied by two, provided that the Average Actual Deferral Percentage for such Highly Compensated Employees does not exceed the Average Actual Deferral Percentage for such Nonhighly Compensated Employees by more than two percentage points or such lesser amount as the Secretary of Treasury shall prescribe in accordance with Code section 401(m)(9) to prevent the multiple use of this alternative limitation with respect to any Highly Compensated Employee. Any such restriction on the multiple use of the alternative limit shall be implemented pursuant to uniform rules adopted by the Company.

              (c) Determination of Actual Deferral Percentages. For purposes of the Actual Deferral Percentage test described in this section 4.7--

                   (i) An Elective Deferral will be taken into account for a Plan Year only if it relates to Compensation that either would have been received by the Eligible Employee in the appropriate Plan Year (but for the deferral election) or is attributable to services performed by the Eligible Employee in the Plan Year and would have been received by the Eligible Employee within 2 1/2 months after the close of the Plan Year (but for the deferral election);

                   (ii) An Elective Deferral will be taken into account for a Plan Year only if it is allocated to the Eligible Employee as of a date within that Plan Year. For this purpose, an Elective Deferral is considered allocated as of a date within a Plan Year if the allocation is not contingent on participation or performance of services after such date and the Elective Deferral is actually paid to the Trust no later than 12 months after the Plan Year to which the contribution relates;

                  (iii) The Actual Deferral Percentage for an Employee who is eligible to participate shall be computed by treating any Excess Deferral (as defined in section 4.8) as an Elective Deferral, except to the extent provided by Regulations;

                   (iv) The Actual Deferral Percentage for any Employee who is a participant under two or more section 401(k) plans or arrangements that are maintained by the Company or an Affiliated Company shall be determined as if all such Elective Deferrals were made under a single arrangement; provided, however, that no Elective Deferrals under an employee stock ownership plan (as defined in Code section 4975(e)(7)) shall be taken into account for purposes of this section 4.7;

                   (v) In the event that two or more plans which include cash-or-deferred arrangements are considered as one plan for purposes of Code section 401(a)(4) or 410(b), the cash-or-deferred arrangements included in such plans shall be treated as one arrangement for purposes of this section 4.7;

                   (vi) The determination and treatment of the Elective Deferrals and Actual Deferral Percentage of any Employee shall satisfy such other requirements as may be prescribed by the Secretary of Treasury.

         4.8 Distribution of Excess Deferrals. "Excess Deferrals" means excess deferrals as defined under Code section 402(g). Notwithstanding any other provision of the Plan, the Excess Deferral, if any, of each Employee with respect to a calendar year plus any income and minus any loss allocable thereto shall be distributed no later than April 15 of the following calendar year to each Employee who claims an Excess Deferral for the preceding calendar year. Excess Deferrals shall be treated as Annual Additions under the Plan.

         The Employee's claim shall be in writing; shall be submitted to the Company no later than March 1; shall specify the Employee's Excess Deferral for the preceding calendar year; and shall be accompanied by the Employee's written statement that if such amount is not distributed, such Excess Deferral, when added to amounts deferred under other plans or arrangements described in Code section 401(k), 408(k), or 403(b), exceeds the limit imposed on the Employee by Code section 402(g) for the year in which the deferral occurred.

         Notwithstanding the preceding paragraph, the Employer may notify the Plan on behalf of the individual of Excess Deferrals to the extent that the individual has Excess Deferrals for the calendar year calculated by taking into account only elective deferrals under this Plan and other plans of the Company and any Affiliated Company.

         The Excess Deferral distributed to an Employee with respect to a calendar year shall be adjusted for any income or loss thereon for such calendar year and for the period between the end of such calendar year and the date of distribution. The income or loss allocable to such calendar year shall be determined by multiplying the income or loss for such calendar year allocable to the Employee's Salary Reduction Account by a fraction, the numerator of which is the Excess Deferral of the Employee for such calendar year and the denominator of which is the Employee's Salary Reduction Account balance on the last day of such calendar year. The income or loss allocable to the period between the end of such calendar year and the date of distribution shall be equal to 10 percent of the income or loss allocable to the Excess Deferral for the preceding calendar year multiplied by the number of calendar months that have elapsed from the end of the preceding calendar year to the date of distribution. A distribution occurring on or before the fifteenth day of the month shall be treated as having been made on the last day of the preceding month and a distribution occurring after such fifteenth day shall be treated as having been made on the first day of the following month.

         In the event that an Employee's Salary Reduction contributions are distributed to such Employee under this section 4.8, any Employer contributions attributable thereto plus any income and minus any loss allocable thereto shall be forfeited.

         4.9   Distribution or Recharacterization of Excess Contributions.

              (a) Determination of Excess Contributions. "Excess Contributions" means, with respect to any Plan Year, the excess of (i) the aggregate amount of Elective Deferrals actually paid over to the Trust on behalf of Highly Compensated Employees for such Plan Year, over (ii) the maximum amount of such Elective Deferrals permitted under the limitations of section 4.7(b), in accordance with the provisions of Code Section 401(k)(8).

              Excess Contributions shall be returned to the Highly Compensated Employees, beginning with that Highly Compensated Employee who has the highest dollar amount of Elective Deferrals. The Highly Compensated Employee shall receive the portion of his Employee Deferrals (and income allocable thereto) which will either enable the Plan to distribute the total Excess Contribution (and thereby satisfy the ADP limit stated above) or cause such Highly Compensated Employee's Elective Deferrals to equal the Elective Deferrals of the Highly Compensated Employee with the next highest amount of Elective Deferrals. This prior process must then be repeated until the plan has distributed the total Excess Contributions described above.

              Excess Contributions shall be treated as Annual Additions under the Plan.

              For purposes of this section 4.9, to the extent permitted by the Code, the Excess Contributions shall be reduced by the amount of any Excess Deferrals included in such Excess Contributions and distributed to the Employee pursuant to section 4.8.

              (b) Distribution or Recharacterization. Notwithstanding any other provision of the Plan, either--

                   (i) Excess Contributions with respect to a calendar year plus any income and minus any loss allocable thereto shall be distributed no later than the last day of the following calendar year to Employees on whose behalf such Excess Contributions were made for the preceding calendar year; or

                   (ii) at the election of the Employee and to the extent permitted by the Code, the Excess Contributions shall be treated as distributed to the Employee and then contributed by the Employee to the Plan as a Voluntary Deduction contribution.

              (c) Adjustment for Income and Loss. The Excess Contributions to be distributed to an Employee with respect to a calendar year shall be adjusted for any income or loss thereon for such calendar year and for the period between the end of such calendar year and the date of distribution. The income or loss allocable to such calendar year shall be determined by multiplying the income or loss for such calendar year allocable to the Employee's Salary Reduction Account by a fraction, the numerator of which is the Excess Contributions for such calendar year and the denominator of which is the Employee's Salary Reduction Account balance on the last day of such calendar year. The income or loss allocable to the period between the end of such calendar year and the date of distribution shall be equal to 10 percent of the income or loss allocable to the Excess Contributions for the preceding calendar year multiplied by the number of calendar months that have elapsed from the end of the preceding calendar year to the date of distribution. A distribution occurring on or before the fifteenth day of the month shall be treated as having been made on the last day of the preceding month and a distribution occurring after such fifteenth day shall be treated as having been made on the first day of the following month.

              In the event that an Employee's Salary Reduction contributions are distributed to such Employee under this section 4.9, any Employer contributions attributable thereto plus any income and minus any loss allocable thereto shall be forfeited.

         4.10 Statutory (Code Section 415) Limitations on Allocations to Accounts. Notwithstanding any other provision of the Plan, contributions under the Plan shall be subject to the limitations set forth in Code section 415, which are incorporated herein by reference. For purposes of applying such limitations to contributions under the Plan, the rules set forth in this section
4.10 shall be applicable.

              (a) Annual Addition. The term "Annual Addition" means the amount allocated to a Participant's account during any calendar year that constitutes--

                   (i)   Employer contributions;

                   (ii)  Employee contributions;

                   (iii) forfeitures; and

                   (iv) amounts described in Code Sections 415(l)(2) and 419(A)(d)(3).

              The compensation limitation referred to in Code section 415(c)(1)(B) shall not apply to--

                         (1) any contribution for medical benefits (within the meaning of Code section 419A(f)(2)) after separation from service which is otherwise treated as an Annual Addition, or

                         (2) any amount otherwise treated as an Annual Addition under Code Section 415(l)(2).

              The Annual Addition for any calendar year before 1987 shall not be recomputed to treat all Employee contributions as an Annual Addition.

              (b) Combined-Plan Limits. Prior to January 1, 2000, in the case of an individual who was a Participant in the Plan on December 31, 1986, an amount shall be subtracted from the numerator of the defined contribution fraction (not exceeding such numerator) as prescribed by the Secretary of Treasury so that the sum of the defined benefit plan fraction and defined contribution plan fraction does not exceed 1.0 as of such date.

         Code section 415 shall be applied in such manner as to maximize the permissible contributions and benefits thereunder and, in determining the permissible amount of contributions under the Plan, any grandfathering provisions heretofore or hereafter adopted pursuant to Code section 415 shall be applicable. For purposes of applying the limitations set forth in Code section 415(e) prior to January 1, 2000, this Plan shall be the primary plan and any required reductions shall be made from the Michigan Consolidated Gas Company Retirement Plan for Employees Covered by Collective Bargaining Agreements (or other applicable defined benefit plan of the Employer).

              (c)  Reduction of Annual Additions.

                   (i) If the limitations of Code section 415 would be exceeded as a result of a reasonable error in estimating a Participant's Compensation or on account of such other limited facts and circumstances as the Commissioner of Internal Revenue finds justify the application of the rules hereinafter set forth, the Annual Additions to the Participant's account which exceed the applicable limitation shall be returned to the Participant to the extent of all or any portion of any Voluntary Deduction contributions which were made by him pursuant to Article IV. Any net earnings and gains allocable to such contributions for the period between the date of such contribution and the date returned shall also be repaid to the Participant but such return of net earnings and gains will not be deemed a further reduction of any excess Annual Additions.

                   (ii) If the Participant made no Voluntary Deduction contributions or if, after returning all or part of such contributions in accordance with the previous paragraph, his Annual Additions still exceed the limitations of Code section 415, then such excess shall be returned to the Participant to the extent of all or any portion of any Salary Reduction contributions made on behalf of such Participant, together with any net earnings and gains on such contributions as hereinabove described.

                   (iii) If, after returning all or any portion of Voluntary Deduction and Salary Reduction contributions of a Participant in accordance with the preceding paragraphs, his Annual Additions still exceed the limitations of Code section 415, such portion of the Employer contributions under section 4.2 made on behalf of the Participant as must be removed to meet the limitations shall be allocated and reallocated to other Participants' Investment Plan Accounts as contributions by the Employer.

                   (iv) If, after reallocating all or any portion of Employer contributions under section 4.2, a Participant's Annual Additions still exceed the limitation of Code section 415, such portion of the Employer contributions under section 4.3(a) made on behalf of the Participant and shares of MCN Stock allocated to his ESOP Account under section 13.4(d) as must be removed to meet the limitations shall be allocated and reallocated to other Participant's ESOP Accounts as contributions by the Employer.

                   (v) If, as a result of the allocation of forfeitures, a reasonable error in estimating a Participant's Compensation, or under other limited facts and circumstances which the Commissioner of the Internal Revenue Service finds justify the availability of the following rules, any amount cannot be allocated during the Plan Year in accordance with the foregoing procedure without exceeding the applicable limitations for one or more Participants, any remaining amount shall be held unallocated in a special suspense account to be allocated to Participants in the succeeding Plan Year or Plan Years; provided, however, that (A) no Employer contributions and no Voluntary Deduction contributions shall be made in such succeeding Plan Year or Plan Years until such special suspense account is exhausted by allocations and reallocations; (B) no investment gains (or losses) or other income shall be allocated to the special suspense account; and (C) the amounts in the special suspense account shall be allocated as soon as possible without violating the limitations of this section 4.10.


                         ARTICLE V VESTING IN ACCOUNTS

         5.1 Employee Salary Reduction Accounts, Employee Post-1986 Voluntary Deduction Account, and Employee Pre-1987 Voluntary Deduction Account. The Employee Salary Reduction Account, the Employee Post-1986 Voluntary Deduction Account, and the Employee Pre-1987 Voluntary Deduction Account of each Participant shall be fully vested and nonforfeitable at all times.

         5.2 Employer Salary Reduction Account, Employer Voluntary Deduction Account, and ESOP Account.

              (a) In General. A Participant shall have a vested and nonforfeitable interest in his Employer Salary Reduction Account, Employer Voluntary Reduction Account, and ESOP Account after he has completed at least five Years of Service. Prior to that time he shall have no vested interest in such accounts.

              (b) Accelerated Vesting. Notwithstanding section 5.2(a) above but subject to Section 4.4, a Participant shall be fully vested and have a nonforfeitable interest in his entire Employer Salary Reduction Account, Employer Voluntary Deduction Account, and ESOP Account if--

                   (i)   while still an Employee, he attains age 65;

                   (ii) the Participant terminates employment with his Employer for reasons described in Section 9.1(a), (b) or (c); or

                   (iii) while he is an Employee, contributions to the Plan are completely discontinued or the Plan is terminated, or the Plan is partially terminated and such Participant is affected by such partial termination; OR.

                   (iv) while he is an Employee, his account balance is transferred to the Savings Plan in accordance with Section 3.3 (in which case such account balance shall be vested under the recipient plan).


                        ARTICLE VI INVESTMENT PROVISIONS

         6.1 Investment of Contributions. Employer contributions under sections 4.2, 4.3, and 4.4 and Employee contributions shall be invested in accordance with the following provisions:

              (a)  The Employer contributions made pursuant to section 4.3(a),
(c), and (d) shall be invested in the MCN Stock Fund (through each Participant's ESOP Account), which fund is described in Article VII.

              (b) Each Participant shall, by direction to the Company in the form prescribed by the Company, direct that the Employer contributions made pursuant to section 4.2 and Employee contributions, including those made as a Salary Reduction, be invested in such funds offered by the Trustee as are selected by the Company.

         Employee contributions, including those made as a Salary Reduction, and the portion of Employer contributions referenced in section 6.1(b) above, need not be invested in the same fund. A Participant shall direct the manner in which the total of such contributions and such Employer contributions referenced in section 6.1(b) above shall be divided, equally or otherwise, among the funds.

         6.2 Change of Investment Direction. Any investment direction given by a Participant under section 6.1 shall be deemed to be a continuing direction until changed by the Participant. A Participant may change any such direction in accordance with such procedures as the Company may from time to time provide and apply in a nondiscriminatory manner.

         6.3 Transfers Between Investment Funds. A Participant may direct that all or any part of the value of his interest in any investment fund be transferred to one or more of the other funds except that a Participant may not transfer any amount from the MCN Stock fund to the extent that the balance remaining in such fund immediately after the transfer would be less than the value of his ESOP Account.

         A transfer of all or any part of the value of a Participant's interest in the Fixed Income fund may from time to time be restricted by the terms of agreements which govern the investment of assets in such fund, in which event the Company shall give notice of such restrictions to the Participants.

                          ARTICLE VII INVESTMENT FUNDS

         7.1 Investment Funds. The Trustee shall establish, operate, and maintain the following funds exclusively for the collective investment and reinvestment of monies directed by the Company to be invested in such funds on behalf of Participants:

              (a) MCN Stock Fund. An MCN Stock fund which shall be invested solely in MCN Stock.

              (b) Fixed Income Fund. A Fixed Income fund which shall be invested, except as hereinafter provided, in marketable fixed income securities or accounts maintained by financial institutions which provide for fixed or variable rates of interest for specified periods of time. The terms of such agreements and the selection of such institutions shall be determined by the Company. Investment advisors for marketable fixed income securities may use fixed income futures and options to reduce the effect of market volatility.

              (c) Other Funds. Such other funds offered by the Trustee as the Company may select.

         Notwithstanding the foregoing, the Trustee or the investment manager, as the case may be, shall invest such portion of the assets of the funds as the Company may deem necessary or appropriate to facilitate the administration of such funds in any short-term fixed income fund as may be established under any common, commingled, or collective trust for employee benefit plans established and maintained by the Trustee.

         7.2 Management of Investment Funds. Except as otherwise provided in this Article VII, the ownership of the assets and investments of the funds shall be in the Trustee as such; and the Trustee shall have in respect of any and all assets of the funds the same powers as if it were absolute owner thereof.

         7.3  Voting of MCN Stock.

              (a) Instructions from Participants. The Trustee shall vote, in person or by proxy, shares of MCN Stock held by the Trustee in the MCN Stock fund in accordance with instructions obtained from Participants.

              Each Participant shall be entitled to give voting instructions with respect to the number of shares of such respective stock which bears the same ratio to the total number of shares held by the Trustee on the record date as the number of shares allocated to the respective stock fund account of such Participant as of the Valuation Date preceding such record date bears to the total number of shares allocated to the respective stock fund accounts of all Participants as of such Valuation Date, excluding shares allocated to the accounts of persons whose accounts have been distributed prior to such record date. Written notice of any meeting of stockholders of MCN Energy Group Inc. and a request for voting instructions shall be given by the Company or the Trustee, at such time and in such manner as the Company shall determine, to each Participant entitled to give instructions for the voting of stock at such meeting. Shares with respect to which no voting instructions are received from Participants and unallocated shares of the ESOP shall be voted by the Trustee in the same proportion as shares for which voting instructions are received from Participants. The Trustee shall combine and vote fractional shares to the extent possible to reflect the voting instructions of Participants.

              (b) Confidentiality. The instructions received by the Trustee from Participants shall be held by the Trustee in strict confidence and shall not be divulged or released to any person, including officers or employees of the Company or any Affiliated Company

         7.4  Tender Offers.

             (a) Rights of Participants. Notwithstanding any other provisions of this instrument, in the event an offer is made generally to the shareholders of MCN Energy Group Inc. to transfer all or a portion of the common stock of MCN Energy Group Inc. in return for valuable consideration including, but not limited to, offers regulated by section 14(D) of the Securities Exchange Act of 1934, as amended, each Participant owning a beneficial interest in the MCN Stock fund shall have the sole and exclusive right to decide if the common stock representing his interest in such fund shall be tendered. Each Participant shall have the right, to the extent the terms of the tender offer so permit, to direct the withdrawal of such shares from tender. A Participant shall not be limited as to the number of instructions to tender or withdraw from tender which he can give; provided, however, the Participant shall not have the right to give instructions to tender or withdraw from tender after a reasonable time established by the Trustee pursuant to section 7.4(c) below.

              (b) Duties of the Company. Within a reasonable time after the commencement of a tender offer, the Company shall provide to each Participant having an ownership interest in the MCN Stock fund--

                    (i) the offer to purchase as distributed by the offeror to the shareholders of MCN Energy Group Inc.,

                    (ii) a statement of the shares representing his interest in the MCN Stock fund as of the most recent information available from the Company, and

                    (iii) directions as to the means by which a Participant can give confidential instructions to the Trustee with respect to the tender. The Company shall establish and pay for a means by which a Participant can expeditiously deliver to the Trustee instructions with respect to the tender.

              (c) Duties of the Trustee. The Trustee shall follow the instructions of the Participants with respect to the tender offer. The Trustee shall not tender shares for which no instructions are received. Unallocated shares of MCN Stock of the ESOP shall be tendered or exchanged by the Trustee in the same proportion as the allocated shares for which the Trustee has received direction are tendered or exchanged, subject to the terms of any loan or pledge agreement covering such shares. On the basis of its ability to comply with the terms of the offer, the Trustee shall establish a reasonable time after which it shall not accept the instructions of Participants.

              (d) Confidentiality. The instructions received by the Trustee from Participants shall be held by the Trustee in strict confidence and shall not be divulged or released to any person, including officers or employees of the Company or any Affiliated Company.

         7.5 Named Fiduciary Status. For purposes of sections 7.3 and 7.4, each Participant is hereby designated a "named fiduciary" within the meaning of ERISA section 403(a)(1) with respect to shares of MCN Stock as to which he is entitled to make voting or tender offer decisions.

         7.6 Expenses of Funds. Brokerage commissions, transfer taxes, and other charges and expenses in connection with the purchase and sale of securities for a fund shall be charged to the fund. Any income and other taxes payable with respect to a fund shall likewise be charged to the fund.


                 ARTICLE VIII ACCOUNTS AND RECORDS OF THE PLAN

         8.1  Company to Maintain Accounts.

              (a) The Company shall maintain, or cause to be maintained, for each Participant--

                   (i) an Investment Plan Account attributable to Voluntary Deduction contributions and related Employer contributions under section 4.2, and

                   (ii) a separate account attributable to Salary Reduction contributions and related Employer contributions under section 4.2, each of which shall be composed, to the extent required by the investment directions of the particular Participant, of a MCN Stock fund account, a Fixed Income fund account, and an account for each other applicable fund in which his contributions and related Employer contributions are invested.

              (b) The Company also shall maintain, or cause to be maintained, for each Participant--

                   (i) an ESOP Account attributable to Employer contributions under section 4.3(a), (c) and (d), and

                   (ii) shares of MCN Stock allocated to the Participant pursuant to section 13.4(d), each of which shall be composed of a MCN Stock fund account and, to the extent diversification elections are made by the Participant under section 13.5, such other accounts as the Company or its delegate deems necessary or appropriate in giving effect to the diversification requirements of section 13.5.

         The Company shall maintain, or cause to be maintained, all necessary records.

         8.2 Plan Accounting. The interests of each Participant in the funds shall be his proportionate share of the value of such funds as of any Valuation Date. The Participant's proportionate share may be determined under any accounting method selected by the Company that allocates fairly, in the opinion of the Company, the investment gains and losses by or on behalf of each Participant to the fund and that complies with the requirements of the Code and the Regulations thereunder. The value of Participants' fund accounts shall be redetermined as of each Valuation Date.

         8.3 Valuation of Funds. The value of a fund as of any Valuation Date shall be the market value of all assets (including any uninvested cash) held by the fund as determined by the Trustee reduced by the amount of any accrued liabilities of the fund on such Valuation Date. The Trustee's determination of market value shall be binding and conclusive upon all parties.

         To the extent any Employer securities held by the Plan are not readily tradable on an established securities market, valuation of such securities shall be made by an independent appraiser who meets requirements similar to the requirements of the regulations prescribed under Code Section 170(a)(1).

         8.4 Valuation of Investment Plan Account. The value of a Participant's Investment Plan Account as of any Valuation Date shall be the sum of the values of his MCN Stock fund account, Fixed Income fund account, and any other of his fund accounts attributable to Salary Reductions, Voluntary Deductions, and Employer Contributions under section 4.2.

         8.5 Valuation of ESOP Account. The value of a Participant's ESOP Account as of any Valuation Date shall be the sum of--

              (a) the value of his MCN Stock Fund account attributable to Employer contributions on his behalf under section 4.3(a), (c) and (d) and shares of MCN Stock allocated to his ESOP Account under section 13.4(d); and

              (b) the sum of the values of his Fixed Income fund account and any other of his fund accounts attributable to diversification elections under section 13.5.

         8.6 Valuation of Plan Account. The value of a Participant's Plan Account as of any Valuation Date shall be the sum of the values of his MCN Stock fund account, Fixed Income fund account, and any other investment fund accounts maintained on his behalf under the Plan.

         8.7 Company to Furnish Annual Statements of Value of Plan. The Company shall, not less frequently than annually, distribute to each Participant in the Plan a statement setting forth the Plan Account of such Participant. Such statement shall be deemed to have been accepted as correct unless written notice of objections thereto is received by the Company or the Employer within 30 days after the distribution of such statement to the Participant.

         8.8 Trust Agreement. A Trust has been established to fund benefits under the Plan. The Employers may, without further reference to or action by any Employee or Participant, from time to time enter into further agreements with the Trustee and make such amendments to such Trust Agreement or such further agreements as they may deem necessary or desirable to carry out the Plan, and may take such other steps and execute such other instruments as the Employers may deem necessary or desirable to put the Plan into effect or to carry it out.

                 ARTICLE IX DISTRIBUTIONS, WITHDRAWALS AND LOANS

         9.1 Distribution Upon Termination of Employment Entitling Participant to Value of Plan Account. Upon--

              (a) termination of a Participant's employment with his Employer due to retirement on his Normal Retirement Date or his Disability Retirement Date,

              (b)  the death of the Participant,

              (c) termination of a Participant's employment with his Employer or placement on inactive payroll because of total and permanent disability or legally established mental incompetency of the Participant not qualifying the Participant for retirement hereunder, or

              (d) termination of a Participant's employment with his Employer under any circumstances after the Participant has satisfied the Vesting Requirement,

         the Company shall, subject to the provisions of sections 9.7 and 9.9, direct the Trustee to distribute to the Participant, or, in a proper case his designated beneficiary or legal representative, the value of the Participant's Plan Account in a lump sum.

         9.2 Distribution Upon Termination of Employment Under Circumstances Resulting in Forfeiture of Employer Contributions. Upon termination of a Participant's employment under circumstances other than those described in sections 9.1 and 9.7(c)(ii), the Company shall, subject to the provisions of section 9.7, direct the Trustee to distribute to the Participant an amount equal to the value of the Participant's Employee Pre-1987 Voluntary Deduction Account, Employee Post-1986 Voluntary Deduction Account, and Employee Salary Reduction Account each of which shall be fully vested and nonforfeitable at all times. Subject to Section 4.4,The Participant's Employer Voluntary Deduction Account, Employer Salary Reduction Account, and ESOP Account shall be forfeited and applied in reduction of the next succeeding contribution which the Participant's Employer would otherwise contribute to the Trust; provided, however, if such Participant is reemployed prior to his incurring five consecutive Break in Service Years, then following his date of reemployment the Participant's Employer shall contribute on behalf of such Participant an amount equal to the amount that was forfeited upon his termination of employment, and such contribution shall be credited to the same accounts from which it was forfeited, in the same amounts. Such contributions shall not be taken into account in determining under section 4.10 the Annual Additions to such Participant's Savings INVESTMENT Plan Account.

         9.3  Certain Distributions from Participant Accounts.

              (a) In General. Any Participant may, upon notice to the Company in the form and timing prescribed by the Company, terminate his participation in the Plan. Within a reasonable period of time following processing of such termination, the Company shall direct the Trustee to distribute to the Participant an amount equal to the value of the Participant's Employee Pre-1987 Voluntary Deduction Account and Employee Post-1986 Voluntary Deduction Account; but only to the extent attributable to Voluntary Deduction contributions that have been in the Plan for at least 2 years.. Prior to July 1, 1998, such a Participant, if a Greater

Michigan Local Participants, shall be ineligible to again elect to make contributions under the Plan for a period of 12 full months from the date of termination of participation.

              (b) Withdrawals After Age 59 1/2. Upon notice to the Company in the form and timing prescribed by the Company, any Participant who has attained age 59 1/2 may make an election, not more frequently than once every calendar year, to withdraw all or any portion of the vested amount of his Plan Account. Within a reasonable period of time following the processing of such election, the Company shall direct the Trustee to distribute to the Participant as of such Valuation Date the amount the Participant has elected to withdraw.

              (c) Limited Withdrawal in the Event of Hardship. If a Participant incurs a financial hardship as defined in section 9.6, he may limit the amount of a distribution from his Voluntary Deduction Account under section 9.3(a) to the amount necessary to satisfy the hardship and to pay any taxes resulting from such distribution.

         9.4 In-Service Withdrawals -- General. At its discretion, the Company may adopt rules limiting the number of withdrawals that may be made in any Plan Year and prescribe a minimum amount that may be withdrawn. All requests for a withdrawal shall be submitted in a form prescribed by the Company. A Participant may not rescind a request for withdrawal which has been submitted to the Company unless the Company consents. A withdrawal shall be distributed as soon as reasonably practicable after the withdrawal request is received.

         9.5 Withdrawal of Voluntary Deduction Contributions. Any Participant who shall have actively participated in the Plan for 24 or more calendar months (for purposes of this section 9.5 active participation means the Participant shall have made contributions to the Plan in each month in which compensation was available), may, upon notice to the Company (in manner and timing prescribed by the Company), withdraw an amount not in excess of 100 percent of his Voluntary Deduction contributions under the Plan (but only to the extent attributable to voluntary deduction contributions that have been in the plan for at least 2 years), with such election to be given effect within a reasonable period of time following processing.

         Withdrawals under this section 9.5 shall be from the MCN Stock fund, the Fixed Income fund, or such other investment funds offered by the Trustee as the Company shall make available for purposes of this section. If the Participant has an account in more than one fund, he shall specify in his direction to the Company the amount to be withdrawn from each fund. The contributions in all funds in the Employee Pre-1987 Voluntary Deduction Account must be withdrawn before a withdrawal is permitted from a fund in the Employee Post-1986 Voluntary Deduction Account. The amount of an in-service withdrawal from a specific fund in a Voluntary Deduction Account shall not exceed the Employee's contributions in such fund prior to the withdrawal.

         9.6 Hardship Withdrawal of Salary Reduction Contributions. A Participant may request, upon 20 days' written notice to the Company, a withdrawal from his Salary Reduction Account if the withdrawal is necessary to satisfy an immediate and heavy financial need of a Participant as defined below, with such election to be given effect within a reasonable period following processing. The amount of such withdrawal shall be limited to the Participant's Salary Reduction contributions or the total value of the Participant's Employee Salary Reduction Account as of the latest Valuation Date for which information is available, whichever is smaller. Withdrawals under this section 9.6 shall be from the MCN Stock fund, the Fixed Income fund, or such other investment funds under the Plan as the Participant specifies in his written request for a hardship withdrawal.

         The determination of whether or not a distribution is necessary to satisfy an immediate and heavy financial need and the amount required to be distributed to meet the need shall be made by the Company. All determinations regarding financial need shall be made in accordance with written procedures established by the Company and applied in a uniform and nondiscriminatory manner, based on all applicable facts and circumstances. Such written procedures shall specify the requirements for requesting and receiving distributions on account of financial need, including the forms that must be submitted and to whom the forms are to be submitted. All determinations regarding financial need must comply with applicable Regulations under the Code.

         For purposes of this section 9.6, a financial hardship withdrawal shall be limited to the amount required to meet the need created by one of the following situations:

              (a) Expenses for medical care described in Code section 213(d) previously incurred by the Participant, his spouse, or any dependents of the Participant or necessary for these persons to obtain medical care described in Code section 213(d).

              (b) Costs directly related to the purchase (excluding mortgage payments) of the principal residence for the Participant.

              (c) Payment of tuition, related educational fees and room and board expenses for the next 12 months of post-secondary education for the Participant, his spouse, children, or dependents (as defined in Code section
152).

              (d) The need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage on the Participant's principal residence.

         A distribution will be deemed necessary to satisfy an immediate and heavy financial need of a Participant only if both of the following conditions are met: (I)(1) The distribution is not in excess of the amount of the immediate and heavy financial need of the Participant. Prior to January 1, 1999, this amount may be increased by the lesser of the amount withheld from the distribution under Code section 3405(c) or the remaining Salary Reduction contributions or total value of the Salary Reduction Account, if less, after subtracting the amount of the immediate and heavy financial need; and (II).(2) The Participant has obtained all distributions, other than hardship distributions, and all loans available under this Plan and all other plans maintained by the Employer.

         If a Participant receives a hardship distribution, (A) the Participant shall not be entitled to make Salary Reduction contributions or Voluntary Deduction contributions (or other employee contributions to qualified or nonqualified plans of deferred compensation, as described in applicable regulations) for a period of one year after the hardship distribution, and (B) the Participant may not make Salary Reduction contributions for the Participant's taxable year immediately following the taxable year of the hardship distribution in excess of the amount specified in Code section 402(g) for such taxable year less the amount of the Participant's Salary Reduction contributions for the taxable year of the hardship distribution.

         9.7  Time of Distributions.

              (a) In General. Except as hereinafter provided and subject to the provisions of section 9.9, distributions made pursuant to section 9.1 or 9.7(c)(ii) shall be made by the Trustee at the direction of the Company on such date as the Company shall determine after consultation with the Participant or his beneficiary, but in no event later than March 1 of the calendar year following termination of the Participant's employment.

         Except as hereinafter provided, all other distributions or withdrawals under this Article IX shall be paid as soon as reasonably practicable by the Trustee at the direction of the Company. Notwithstanding any other provision of the Plan--

                   (i) if the vested portion of a Participant's Plan Account has ever exceeded $5,000 (or such greater amount as permitted under the Code), no distribution shall be made to such Participant pursuant to Section 9.1, 9.2, 9.7(c)(ii), or 9.9 prior to the date the Participant attains the age of sixty-five (65) without written consent of the Participant; and

                   (ii) if a distribution to a Participant is deferred pursuant to (i), the amount that would otherwise have been distributed to such Participant shall be invested in the Fixed Income fund or any other investment fund under the Plan, as the Participant shall direct, except that the ESOP Account of such Participant shall continue to be invested in the MCN Stock fund, subject to the diversification rules set forth in section 13.5.

         A former Participant whose distribution has been deferred pursuant to
(i) above will not thereafter be eligible for withdrawals under section 9.3 or
9.5 or loans under section 9.10 but shall continue to have the voting and tender offer rights described sections 7.3 and 7.4 and to be treated as a Participant for purposes of Article VIII.

         A former Participant whose distribution has been deferred may initiate a distribution upon reasonable prior written notice to the Company and shall receive an amount equal to the vested portion of his Plan Account within a reasonable period following the processing of such election, with such amount to be distributed in a lump sum cash payment except that--

                   (A) amounts invested in the MCN Stock fund shall be distributed in accordance with section 9.8,

                   (B) such former Participant may upon reasonable prior notice (as determined pursuant to procedures established by the Company) to the Company receive a partial distribution rather than a total distribution, of the vested portion of his Account, but not more frequently than four times per year, and

                   (C) to the extent that such distribution comes from the Fixed Income fund account, such distribution shall be subject to the provisions of section 9.9.

         Notwithstanding any other provision of this Plan, if a Participant attains age 70 1/2 and still has a balance allocated to his or her Plan Account, a distribution shall be made under section 9.1 as if the Participant had terminated employment in the month in which the

Participant attains age 70 1/2. Such distribution shall in no event be later than April 1 of the calendar year following the year in which the Participant attains age 70 1/2. Distributions to such Participant shall be made annually thereafter no later than December 31 of each year and shall be equal to at least the minimum amount required to be distributed by Code section 401(a)(9). For purposes of this paragraph, the life expectancy of the Participant and the Participant's spouse shall be redetermined annually.

              (b) Suspension of Participation. Prior to termination of his employment, if a Participant shall cease to meet the eligibility requirements of the Plan, his contributions and Employer contributions on his behalf shall be suspended during the period of his ineligibility. Subject to section 3.1, distribution of such Participant's Plan Account shall be deferred until termination of his employment with the Company and any Affiliated Company. If the provisions of section 3.3 relating to the transfer of a Participant's Plan Account to the Savings Plan or its successor are not applicable--

                   (i) with respect to Participants who cease to meet the eligibility requirements of the Plan prior to January 1, 1987, the Company shall direct the Trustee to distribute the value of the Participant's Plan Account in accordance with section 9.1 whether or not such termination of employment shall be under the circumstances set forth in said section 9.1; and

                   (ii) with respect to Participants who cease to meet the eligibility requirements of the Plan subsequent to December 31, 1986, such distribution shall be in accordance with section 9.1 or 9.3, whichever is applicable.

              (c)  Transfer of Employment.

                   (i) A transfer of employment from an Employer to an Affiliated Company shall not be considered a termination of employment.

                   (ii) If a Participant shall be transferred to the employ of an Affiliated Company which has not elected to participate in the Plan, distribution of such Participant's Plan Account shall be deferred until the date on which he is no longer in the employ of the Company or any Affiliated Company, whereupon the Company shall direct the Trustee to distribute the value of the Participant's Plan Account in the manner prescribed in section 9.1, subject to the provisions of section 9.7, whether or not termination of employment shall be under circumstances set forth in said section 9.1.

              (d) Special Rules Relating to Distributions in the Event of Death. In the event that a Participant dies before a distribution of his Plan Account, the Company shall direct the Trustee to distribute the entire value of his Plan Account to his beneficiary no later than March 1 of the calendar year following the Participant's death, as provided in section 9.1. In the event of the death of the Participant after the distribution of his Plan Account has begun, any remaining balance in his Plan Account at the time of death will be distributed at least as rapidly as under the method of distribution in effect at the date of the Participant's death.

              (e) Distribution must begin not later than the sixtieth (60th) day after the close of the Plan Year in which occurs the latest of (a) the Participant's termination of employment, (b) the Participant's attainment of age sixty-five (65), or (c) the tenth (10th) anniversary of the date the Participant first became a Participant, unless (1) the Participant elects a later date by submitting to the Company a written statement signed by the Participant which describes the benefit and the date on which payment of such benefit shall commence, so long as such election does not violate the incidental benefit rule prescribed by the Code; or (2) if the amount of the payment required to commence on the date determined hereinabove cannot be ascertained by such date, or if it is not possible to make such payment on such date because the Company has been unable to locate the Participant after making reasonable efforts to do so, a payment retroactive to such date may be made no later than sixty (60) days after the earliest date on which the amount of such payment can be ascertained under the Plan or the date on which the Participant is located, whichever is applicable. For purposes of this subsection, the failure of a Participant to consent to a distribution shall be deemed an election to defer commencement of payment of any benefit sufficient to satisfy this section.

         9.8 Distributions of Stock. In the case of distributions under section 9.1, 9.2, 9.3(b), 9.7(a), or 9.7(c)(ii), the value of the Participant's MCN Stock fund account, if any, shall be paid in full shares of stock except that cash shall be distributed in lieu of fractional shares; provided, however, that a Participant entitled to such a distribution may elect to receive cash in lieu of MCN Stock. Except in the case of an election to receive cash in lieu of MCN Stock the total number of shares allocated to such account shall be distributed from such account. Any remaining value of such account and, subject to the provisions of section 9.9, the value of the Participant's accounts in other funds shall be distributed in cash. Any transfer taxes payable with respect to the distribution of shares of stock shall be charged to the respective MCN Stock fund. Distributions pursuant to section 9.3(a) and withdrawals under sections
9.5 and 9.6 shall be paid entirely in cash. The distribution requirements of Code Section 409(o) shall be met by the Plan, to the extent applicable.

         9.9  Distributions to certain participants from Fixed Income Fund. This
Section 9.9 shall apply only to Participants with at least one Hour of Employment prior to May 31, 1988.

              (a) Normal Form. Notwithstanding any provision of the Plan, other than the final paragraph of section 9.7(a), if a distribution is to be made under section 9.1(a) or (c) and the Participant has a Fixed Income fund account and at least one Hour of Employment prior to May 31, 1988 and the Participant's first Hour of Employment is prior to January 1, 1999, then unless the Participant or legal representative shall make an election in the manner prescribed in section 9.9(b), the value of such account (exclusive of the portion thereof attributable to diversification elections under section 13.5) shall be distributed by the purchase of an immediately payable single premium annuity contract providing for monthly payments during the Participant's lifetime and, if the Participant is married on the date payment of his benefit commences and his spouse shall survive him, for monthly payments during the remainder of such spouse's lifetime, each such payment to such spouse being equal to one-half of the monthly payment received by the Participant, commencing no later than March 1 of the calendar year following the calendar year of the Participant's termination of employment, and delivery of such contract to the Participant within a reasonable time after the Participant's termination of employment.

         If a distribution is to be made under section 9.1(b) because of a Participant's death and the Participant had a Fixed Income fund account at the time of his death and at least one Hour of Employment prior to May 31, 1988 and the Participant's first Hour of Employment was prior to January 1, 1999, then unless the Participant had made or the Participant's spouse or beneficiary, as the case may be, makes an election at the time and in the manner prescribed in section 9.9(b), the value of the Participant's Fixed Income fund account (exclusive of the portion thereof attributable to diversification elections under section 13.5) shall be distributed by purchase of an immediately payable single premium annuity contract providing for monthly payments to the Participant's spouse, or, if the Participant was not married on the day of his death, to his beneficiary during such person's lifetime, commencing no later than March 1 of the calendar year following the calendar year of the Participant's death and delivery of such contract to such person within a reasonable time after the date of Participant's death.

              (b) Election to Reject Normal Form. Subject to the provisions of this section 9.9(b), each Participant entitled to a distribution under section 9.9(a) (or legal representative on behalf of such a Participant) may, at any time during the 90-day period ending on the annuity starting date, elect to have the value of the Participant's Fixed Income fund account (exclusive of the portion thereof attributable to diversification elections under section 13.5) distributed by one or more of the methods set forth in section 9.9(c).

         Within 30 days after a Participant provides notice to the Company (in the manner and timing prescribed by the Company) of his intention to retire on his Normal Retirement Date or Disability Retirement Date, or within 30 days after the Company receives notice of a Participant's death, or within five business days after determining, in accordance herewith, that a Participant is totally and permanently disabled, or within five business days after receiving notice of the legally established mental incompetency of the Participant, if the Participant has a Fixed Income fund account at such time, the Company shall deliver to such Participant or his legal representative, by mail or by personal delivery, written notice in nontechnical language explaining the terms and conditions of the annuity provided in section 9.9(a).

         The notice shall explain the Participant's or legal representative's right to elect an optional form of distribution and that such election may be revoked by the Participant or legal representative at any time prior to the annuity starting date or, if a lump sum payment is elected, prior to the first day on which all events have occurred which entitle the Participant or legal representative to the lump sum payment.

         The notice shall explain that a married Participant may elect a distribution pursuant to section 9.9(c) only if the spouse consents in writing to such election. Such written consent shall acknowledge consent to the designated beneficiary and the optional form of distribution, neither of which may be changed thereafter without again obtaining written spousal consent (or the consent of the spouse expressly permits changes by the Participant without further consent by the spouse). Such written consent shall acknowledge the effect of such election and shall be witnessed by a notary public or by a representative of the Company who is designated to act in such capacity by the Company.

         If the Participant establishes to the satisfaction of the Company that such written consent cannot be obtained because his spouse cannot be located, the requirement of such written consent shall be waived. Any election, change, or revocation under this section 9.9(b) shall be effective when notice is delivered to the Company in a form approved by the Company for this purpose, provided such election, change, or revocation is delivered prior to the annuity starting date or, if a lump sum payment is elected, prior to the first day on which all events have occurred which entitle the Participant or legal representative to the lump sum payment. The notice shall explain that an effective revocation shall result in the benefit being provided as an annuity described in section 9.9(a).

              Subject to Section 9.14(c), such notice shall be provided no less than thirty (30) days and no more than ninety (90) days prior to the annuity starting date.

              (c) Optional Forms. In addition to the form described in section 9.9(a), distribution of the value of a Participant's Fixed Income fund account (exclusive of the portion thereof attributable to diversification elections under section 13.5) may be made either--

                   (i)   in a lump sum payment; or

                   (ii) by purchase of any form of single premium annuity contract that satisfies Code section 401(a)(9) as may from time to time be offered by the legal reserve life insurance companies with which the Trustee has agreements governing the investment of assets in the Fixed Income fund and delivery of such contract to the Participant or distributee within a reasonable time after the Participant's termination of employment or death. Within five business days after the Company receives an election pursuant to this provision, the Company shall provide the same notice provided under section 9.9(b). An election pursuant to this provision shall be subject to the provisions of section 9.9(b).

         9.10 Loans. The Trustee is hereby authorized to establish a loan program in accordance with this section 9.10. Upon application of a party in interest (as defined in ERISA section 3(14)) who is a Participant or beneficiary under the Plan, the Company shall direct the Trustee to make a cash loan to such Participant or beneficiary, secured by 50 percent of the nonforfeitable value of the Participant's Employee and Employer Salary Reduction and ESOP Accounts determined as of the date the loan is made. The loan program shall be administered by the Company subject to the following conditions and such other conditions that are consistent with Labor Regulation section 2550.408b-1 and are from time to time set forth in written administrative procedures which shall constitute a part of the Plan and are hereby incorporated by reference:

              (a) The term of a loan shall not extend beyond the earlier of four years or the date upon which the Participant or beneficiary ceases to be a party in interest; provided, however, that the four years shall be changed to eight years where the proceeds of the loan are used by the Participant or beneficiary to acquire the Participant's principal residence.

              (b) A loan shall bear interest at a reasonable rate which shall be based upon the prevailing interest rate charged by persons in the business of lending money on similar commercial loans under comparable circumstances at the time that such loan is granted, as determined by the Company and uniformly applied.

              (c) The amount of a loan (when added to the balance of other outstanding loans) shall not exceed the lesser of--

                   (i)   $50,000 reduced by the excess (if any) of--

                         (A) the highest outstanding balance of loans from the Plan during the one-year period ending on the day before the date on which such loan was made, over

                         (B) the outstanding balance of loans outstanding on the date such loan was made, or

                   (ii) 50 percent of the nonforfeitable value of the Participant's Employee and Employer Salary Reduction and ESOP Accounts under the Plan which the Participant would have been entitled to receive if the Participant's employment had terminated on the date such loan was made.

                   In no case shall a Participant be entitled to a loan under this Plan if the amount of the proposed loan is less than $500.

              (d)  A loan shall be evidenced by a promissory note.

              (e) Payments of principal and interest shall be made by approximately equal payments not less frequently than monthly on a basis that would permit the loan to be fully amortized over its term. Loan payments shall be made by payroll deductions for Participants in active pay status.

              (f) Appropriate disclosure shall be made pursuant to the Truth in Lending Act to the extent applicable.

              (g) Amounts of principal and interest received on a loan shall be credited to the Participant's account and the outstanding loan balance shall be considered an investment of the assets of the account. Payment of principal and interest related to loans made from a Participant's ESOP Account shall be credited to such Participant's ESOP Account. Payment of principal and interest related to loans made from a Participant's Investment Plan Account shall be credited to the Participant's Investment Plan Account and shall be invested in the investment funds in the same proportions as the investment election then in effect by the Participant under Article VI.

              (h) The frequency of loans and the minimum amount for a loan shall be determined through uniform rules prescribed by the Company and at the sole discretion of the Company.

              (i) All applications for a loan shall be submitted to the Company on a form prescribed by the Company. Distribution shall be made as soon as reasonably practicable after the application of the loan is received.

              (j) If a Participant borrows from an account which is invested in more than one fund, he shall instruct the Company as to the funds from which the loan is to be applied; provided, however, that no borrowing shall be applied from the MCN Stock fund unless and until the Participant's ability to borrow from each of the other funds has been exhausted.


              (k) A married Participant may not borrow any amount from the Plan unless his spouse executes a written consent as hereinafter provided. Such consent must be executed during the 90-day period ending on the date on which the loan is made and shall specifically provide that the spouse consents both to the loan and to the use of the Participant's Salary Reduction and ESOP Accounts as security for the loan. The consent shall acknowledge the effect of the use of the Participant's accounts as security for the loan and shall be witnessed by a notary public or a representative of the Company who is designated to act in such capacity by the Company.

              (l) In the event a Participant defaults on a loan, the entire outstanding balance of and accrued interest on the loan shall be due and payable in accordance with the Plan's loan procedures and applicable Regulations. The Trustee and/or Company may pursue collection on such defaulted loan by any means generally available to a creditor where a promissory note is in default, or if the entire amount due is not paid by such Participant following the default, the amount of such loan default shall be charged against the "secured portion" of the Participant's Plan Account and treated as a distribution with respect to such Participant; provided, however, that such a charge against a Participant's Plan Account shall not occur with respect to funds in his Employee Salary Reduction Account at a time so as to cause a violation of Code section 401(k)(2)(B)(i).

         9.11 Definition of Employee Contributions and Employer Contributions. For the purposes of this Article IX, a Participant's Employee contributions shall include only those contributions made either as a Voluntary Deduction or a Salary Reduction which have not been previously withdrawn or distributed. If a Participant has previously had a portion of his Plan Account forfeited under section 9.2, the Employer contributions, exclusive of those made as a Salary Reduction to the Plan on his behalf, shall include only such Employer contributions made subsequent to such forfeiture.

         9.12 Spousal Consent to Payment. Subject to section 9.7(a), the spouse of a married Participant or former Participant shall be required to consent in writing to any in-service withdrawal, loan, or distribution under the Plan to the Participant or former Participant. The spouse's consent shall be in such form as the Company may prescribe.

         9.13 Distributions Pursuant to a Qualified Domestic Relations Order. Upon receipt of a domestic relations order, the Company will notify the involved Participant and any alternate payee that the order has been received and explain the Plan's procedures for determining whether the order is a qualified domestic relations order as defined in Code section 414(p). After determining that the order is a qualified domestic relations order, the Company shall direct the Trustee to distribute or segregate the Participant's Account as provided in the qualified domestic relations order. If required by the qualified domestic relations order, the Trustee shall make distribution prior to the time that the Participant, whose account is subject to distribution, could have received a distribution.

         In a case of a dispute regarding the validity of a domestic relations order or the amounts or identities of parties to be paid thereunder, the Company may segregate the portion of the Participant's account in question, and may bring an action in a court of competent jurisdiction to determine the proper amount and/or recipient of benefits, or may submit such segregated amount to a court of competent jurisdiction (through an interpleader action or otherwise) until resolution of the matter. Further, if the Company receives notice that a domestic relations order is forthcoming, the Company may suspend payments from the Participant's Account or may follow the procedures described in the preceding sentence, until resolution of the matter.

         9.14 Direct Rollovers of Eligible Distributions.

              (a) General. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this section, a distributee may elect, at the time and in the manner prescribed by the Company, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

              (b)  Definitions.

                   (i) Eligible rollover distribution. An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary,; or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code section 401(a)(9), or, effective any hardship distribution after January 1, 1999, a hardship distribution; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

                   (ii) Eligible retirement plan. An eligible retirement plan is an individual retirement account described in Code section 408(a), an individual retirement annuity described in Code section 408(b), an annuity plan described in Code section 403(a), or a qualified trust described in Code section 401(a), that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

                   (iii) Distributee. A distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code section 414(p), are distributees with regard to the interest of the spouse or former spouse.

                   (iv) Direct rollover. A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

              (c) Waiver of 30-Day Notice Period. If a distribution is one to which Code sections 401(a)(11) and 417 do not apply, such distribution may commence less than 30 days after the notice required under section 1.411(a)-11(c) of the Income Tax Regulations is given, provided that (i) the Company clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and (ii) the Participant, after receiving the notice, affirmatively elects a distribution.

         9.15 Special Distribution Events. Notwithstanding anything herein to the contrary, a Participant's Salary Reduction contributions shall not be distributed prior to the Employee's retirement, death, disability, termination of employment, or hardship, except that a distribution of such amounts may be made, in accordance with Code Section 401(k)(10), upon

              (a) termination of the Plan without establishment of another defined contribution plan other than an employee stock ownership plan (as defined in Code Section 4975(e) or 409) or a simplified employee pension plan (as defined in Code Section 408(k));

              (b) the disposition by MCN Energy Group Inc. or the Company to an unrelated corporation of substantially all of the assets (as defined in Code
Section 409(e)(2)) used in the trade or business if the Company continues to maintain the Plan after the disposition, but only with respect to Employees who continue employment with the corporation acquiring such assets; or

              (c) the disposition by MCN Energy Group Inc. or the Company to an unrelated entity of its interest in a subsidiary (within the meaning of Code
Section 409(d)(3)) if the Company continues to maintain the Plan, but only with respect to Employees who continue employment with such subsidiary.

                            ARTICLE X ADMINISTRATION

         10.1 Plan Administration and Interpretation.

              (a) The Company shall be responsible for the administration of the Plan, or may designate all or a portion of such responsibility to a committee for such purposes. The Company shall have all such powers as may be necessary to carry out the provisions of the Plan and may from time to time establish rules and procedures for the administration of the Plan and the transaction of the Plan's business.

              (b) The Company shall have the exclusive right to make any finding of fact necessary or appropriate for any purpose under the Plan. The Company shall have the maximum discretion permitted by law to interpret and construe the terms of the Plan and to resolve all issues arising under the Plan including, but not limited to the authority to--

                   (i)   construe disputed or doubtful terms of the Plan;

                   (ii) determine the eligibility of an individual to participate in the Plan;

                   (iii) determine the amount, if any, of benefits to which any Participant, former Participant, beneficiary, or other person may be entitled under the Plan;

                   (iv) determine the timing and manner of payment of benefits; and

                   (v) resolve all other issues arising under the Plan.

              To the extent permitted by law, all findings of fact, determinations, interpretations, and decisions of the Company shall be conclusive and binding upon all persons having or claiming to have any interest or right under the Plan.

              The Employers shall, from time to time, on request of the Company, furnish to the Company such data and information as the Company shall require in the performance of its duties.

              (c) The Company shall each month collect Employee contributions and Employer contributions from each Employer and shall deliver the amounts collected to the Trustee, together with instructions concerning the portions of such total amount to be invested in each fund.

              (d) The Company shall direct the Trustee to make payments of amounts to be distributed or withdrawn from the Trust under Article IX and to make any transfers from one fund to another directed by Participants under section 6.3.

         10.2 Notice to Employees. All notices, reports, and statements given, made, delivered, or transmitted to a Participant shall be deemed to have been duly given, made, or transmitted when mailed with postage prepaid and addressed to the Participant at the address last appearing on the books of the Employer. A Participant may record any change of his address from time to time by written notice filed with the Employer.

         10.3 Notices to Employers. Written directions, notices, and other communications from Participants to the Employers shall be mailed by first class mail with postage prepaid or delivered to such location as shall be specified upon the forms prescribed by the Company for the giving of such directions, notices, and other communications, and shall be deemed to have been received by the addressee when received at such location. Any other notice to the Employers shall be addressed--

              (a)       If intended for the Company:
                        MichCon Investment and Stock Ownership Plan
                        c/o Michigan Consolidated Gas Company
                        500 Griswold Street
                        Detroit, Michigan 48226

              (b) If intended for any other Employer, at its principal place of business.

         10.4 Participants' Acceptance of the Provisions of the Plan. Each Participant at the time of becoming a Participant in the Plan and as a condition of participation shall sign an instrument evidencing the fact that he accepts and agrees to all provisions of the Plan.

         10.5 Audit of Plan Records. The records of the Company and the records of the Employers in respect of the Plan shall be examined annually by a firm of independent public accountants appointed by the Company. Such accountants shall, on the basis of such examination, make such reports to the Company and to the Employers as they may request. The audited records of the Company and the Employers shall be conclusive in respect of all matters involved in the administration of the Plan.

         10.6 Claims Procedure. If any Participant or distributee believes he is entitled to benefits in an amount greater than those which he is receiving or has received, he may file a claim with the Secretary of the Company. Such a claim shall be in writing and state the nature of the claim, the facts supporting the claim, the amount claimed, and the address of the claimant.

         The Secretary of the Company shall review the claim and, within a reasonable period of time after receipt of the claim, give written notice by registered or certified mail to the claimant of his decision with respect to the claim. Such notice shall be written in a manner calculated to be understood by the claimant and, if the claim is wholly or partially denied, set forth the specific reasons for the denial, specific references to the pertinent Plan provisions on which the denial is based, a description of any additional material or information necessary for the claimant to perfect the claim, and an explanation of why such material or information is necessary, and an explanation of the claim review procedure under the Plan.

              The Secretary shall also advise the claimant that he or his duly authorized representative may request a review by the Company of the denial by filing with the Company, within 65 days after notice of the denial has been received by the claimant, a written request for such review. The claimant shall be informed that he may have reasonable access to pertinent documents and submit comments in writing to the Company within the same 65-day period. If a request is so filed, review of the denial shall be made by the Company and the claimant shall be given written notice of the Company's final decision. Such notice shall be provided within 60 days after receipt of such request. Such notice shall include specific reasons for the decision and specific references to the pertinent Plan provisions on which the decision is based and shall be written in a manner calculated to be understood by the claimant.

         10.7 Effect of a Mistake. In the event of a mistake or misstatement as to the eligibility, participation, or service of any Participant, or the amount of payments made or to be made to a Participant or beneficiary, the Company shall, if possible, adjust the Plan's records and cause to be withheld or accelerated or otherwise make adjustment of such amounts of payments as will in its sole judgment result in the Participant or beneficiary receiving the proper amount of payments under the Plan.

                      ARTICLE XI AMENDMENT AND TERMINATION

         11.1 Amendment. The Company may at any time and from time to time amend or modify the Plan by written instrument duly adopted by the Board of Directors of the Company or by a designee of the Board. Any such amendment or modification shall become effective on such date as the Company shall determine, may apply to Participants in the Plan at the time thereof as well as future Participants, but may not reduce the Plan Account of any Participant as of the date of adoption of such amendment or modification.

         11.2 Withdrawal. If an Employer shall withdraw from the Plan under section 12.2, or if an Employer shall adopt an amendment to the Plan which shall render impracticable the continued administration of the Plan as a joint plan of the several Employers, the Company shall determine the portions of the various funds held by the Trustee which are applicable to the Participants of such Employer and shall direct the Trustee to segregate such portions in a separate trust. Such separate trust shall thereafter be held and administered as a part of the separate plan of such Employer. After such portions of the funds have been segregated in a separate trust, no such Participant or any distributee with respect to such Participant shall have any right to any benefit under the Plan or any claim against the Trust.

         11.3 Termination. Any Employer may at any time terminate its participation in the Plan by resolution of its Board of Directors without obtaining the consent of or giving notice to any Participant or collective bargaining representative. In the event of any such termination, the Company shall determine the portions of the various funds held by the Trustee which are applicable to the Participants of such Employer and shall direct the Trustee to distribute such portions to such Participants ratably in proportion to the values of their respective fund accounts; provided, however, amounts attributable to a Participant's Elective Deferrals shall not be distributed on account of such termination if the Employer, after such termination, maintains a defined contribution plan (other than an employee stock ownership plan or a simplified employee pension). The portions of the MCN Stock fund so distributed shall be distributed in kind except that cash shall be distributed in lieu of fractional shares. The portions of the Fixed Income fund and other investment funds so distributed shall be distributed in cash or in kind, or partly in cash and partly in kind, as determined by the Company.

         Upon termination or partial termination of the Plan by any Employer or upon the complete discontinuance of contributions by any Employer, the benefits under the Plan of all affected Participants employed or formerly employed by such Employer shall become nonforfeitable.

         11.4 Allocation of Funds Between Employers. The portion of a fund applicable to Participants of a particular Employer shall be an amount which bears the same ratio to the value of the fund which the aggregate value of the fund accounts of Participants employed by such Employer bears to the total value of the fund accounts of all Participants.

         11.5 Trust to be Applied Exclusively for Participants and Their Beneficiaries. Subject to section 13.3, any provision of the Plan to the contrary notwithstanding, it shall be impossible for any part of the Trust to be used for or diverted to any purpose not for the exclusive benefit of Participants and their beneficiaries either by operation or termination of the Plan, by power of amendment, or by other means.

         Notwithstanding the preceding paragraph, if a contribution is made to the Trust by an Employer by a mistake of fact, then such contribution shall be returned to such Employer within one year after the payment of the contribution; and if any part or all of a contribution is disallowed as a deduction under Code section 404, then to the extent such contribution is disallowed as a deduction it shall be returned to such Employer within one year after the disallowance. All Employer contributions are conditioned upon their deductibility under Code section 404.

                ARTICLE XII PARTICIPATION BY AFFILIATED COMPANIES


         12.1 Adoption of the Plan. Any Affiliated Company may become a participating Employer under the Plan by (a) taking such corporate action as shall be necessary to adopt the Plan, and (b) executing and delivering such instruments and taking such other action as may be necessary or desirable to put the Plan into effect with respect to such Affiliated Company.

         The Plan shall become effective with respect to each particular Affiliated Company as of a date to be determined by the Board of Directors of such Employer after complying with all legal requirements pertaining to the participation of such Employer in the Plan.

         12.2 Withdrawal from the Plan. Any Employer may withdraw from participation in the Plan at any time by filing with the Company a duly certified copy of a resolution of its Board of Directors to that effect and giving notice of its intended withdrawal to the Company, the other Employers, and the Trustee at least 30 days prior to the effective date of withdrawal.

         12.3 Company as Agent for Employers. Each Employer other than the Company, hereby appoints, and each other corporation which shall become an Employer pursuant to section 12.1 or 13.7 by so doing shall be deemed to have appointed the Company its agent to exercise on its behalf all of the powers and authorities hereby conferred upon the Employers by the terms of the Plan, including, but not by way of limitation, the power to amend, restate, and terminate the Plan. The authority of the Company to act as agent shall continue unless and until the portion of the Trust fund held for the benefit of Employees of the particular Employer and their beneficiaries is set aside in a separate trust as provided in section 11.2.


              ARTICLE XIII SPECIAL PROVISIONS RELATING TO THE ESOP


         13.1 Establishment of ESOP. The MichCon Employee Stock Ownership Plan for Union Employees was originally established effective as of April 1, 1989. Each Employer shall make contributions to the ESOP in accordance with section
4.3 hereof and the assets of the ESOP shall be invested at all times primarily in MCN Stock. The Company from time to time may direct the Trustee to incur debt in accordance with section 13.4 hereof to finance the acquisition of MCN Stock.

         13.2 ESOP Account. The Company shall establish an ESOP Account in the name of each Participant to which there shall be credited or charged--

              (a) the Employer contributions under section 4.3(a), (c) and (d) hereof made on behalf of such Participant;

              (b) the shares allocated to the Participant pursuant to section 13.4(d) hereof; and

              (c)  the investment gains and losses on such amounts.

A Participant's ESOP Account shall be invested only in the MCN Stock fund, except to the extent that monies diversified under section 13.5 may, at the Participant's election, be directed to the Equities fund, the Senior Securities fund, or the Fixed Income fund.

         13.3 Discrimination Testing. For purposes of the limitations on Salary Reduction contributions set forth in section 4.7, the ESOP and non-ESOP portions of the Plan shall be tested separately. For purposes of such testing--

              (a) the ESOP portion of the Plan shall mean Employer contributions under section 4.3(a) made on behalf of the Participant and the shares allocated to a Participant's ESOP Account pursuant to section 13.4(d); and

              (b) the non-ESOP portion of the Plan shall mean all Elective Deferrals, Voluntary Deductions and Employer contributions under section 4.2.

         13.4 Loans.

              (a) Stock Acquired with Exempt Loan. The Company may direct the Trustee to incur a loan on behalf of the ESOP in a manner and under conditions which will cause the loan to qualify as an "exempt loan" within the meaning of Code section 4975(d)(3). A loan shall be used primarily for the benefit of Participants and their beneficiaries. The proceeds of each such loan shall be used, within a reasonable time after the loan is obtained, only to purchase MCN Stock, to repay the loan, or to repay any prior loan.

         Any such loan shall provide for a reasonable rate of interest and an ascertainable period of maturity, and shall be without recourse against the Plan. Any such loan shall be secured solely by shares of MCN Stock acquired with the proceeds of the loan and shares of MCN Stock that were used as collateral on a prior loan which was repaid with the proceeds of the current loan.

         MCN Stock acquired with the proceeds of a loan, including shares pledged as collateral, shall be placed in a Suspense Account and released in accordance with subsection (b) below as the loan is repaid as if all shares in the Suspense Account were pledged. MCN Stock released from the Suspense Account shall be allocated in the manner described in subsection (d) below.

         No person entitled to payment under a loan made pursuant to this section 13.4 shall have recourse against any assets of the Plan other than the MCN Stock used as collateral for the loan, Employer contributions under section
4.3 that are available to meet obligations under the loan, and earnings attributable to such collateral and the investment of such contributions. Employer contributions under section 4.3(b) made with respect to any Plan Year during which the loan remains unpaid, and earnings on such contributions, shall be deemed available to meet obligations under the loan, unless otherwise provided by the Employer at the time such contributions are made.

              (b) Release of Pledged Shares. Any pledge of MCN Stock as collateral under this section 13.4 shall provide for the release of shares so pledged upon the payment of any portion of the principal of the loan. Shares so pledged shall be released in the proportion that the principal paid on the loan bears to the total principal amount of the loan, as provided in Treasury Regulation 54.4975-7(b)(8)(ii). The number of shares of MCN Stock that shall be released with each principal payment on the loan shall be equal to the number of shares of MCN Stock held as collateral on the loan immediately prior to the release multiplied by a fraction the numerator of which is the amount of principal of the loan repaid on such date and the denominator of which is the sum of the numerator plus the remaining outstanding principal amount of the loan after giving effect to the repayment of principal of the loan on such date. Each loan under this section 13.4 shall comply with the requirements of Treasury Regulation 54.4975-7(b)(8)(ii). If such a loan provides for monthly principal payments, shares of MCN Stock shall be released monthly.

              (c) Repayment of Loan. Payments of principal and interest on any loan under this section 13.4 shall be made by the Trustee at the direction of the Company solely from--

                   (i) the proceeds of such loan, if any portion of such proceeds are used for such purpose within a reasonable period of time after the loan is obtained as provided in section 13.4(a) above;

                   (ii) Employer contributions under section 4.3(b) available to meet obligations under the loan;

                   (iii) earnings from the investment of such contributions;

                   (iv) earnings attributable to MCN Stock acquired with the proceeds of such loan, whether allocated or unallocated;

                   (v) the earnings on other allocated shares of MCN Stock held by the ESOP if the Internal Revenue Service, by private letter ruling, advises the Company that the use of such earnings to repay the loan will be deductible under Code section 404(k)(2)(C) and will not violate the requirements of Code section 4975; and

                   (vi) the proceeds of a subsequent loan made to repay the loan.

              The contributions and earnings available to pay a loan must be accounted for separately by the Company until all loans under this section 13.4 have been paid. If dividends on MCN Stock allocated to the ESOP Account of any Participant are used to repay any loan, shares of MCN Stock with a fair market value not less than the amount of such dividends shall be allocated in accordance with section 4.3(c) to the ESOP Account of such Participant prior to the end of the Plan Year during which (but for the use of the dividends to repay the loan) such dividend would have been allocated to the ESOP Account of such Participant.

              (d)  Allocation of Released Shares. Subject to the limitations in section 4.10 on Annual Additions to a Participant's accounts, shares of MCN Stock released from a Suspense Account described in section 13.4(a) shall be allocated immediately to the ESOP Accounts of each Participant in the proportion that the contribution that would be required to be made on behalf of such Participant under section 4.3(a)(i) for the applicable period if no shares were allocated under section 4.3(a)(ii) during such period bears to the total of all Employer contributions that would be required under section 4.3(a)(i) hereof for the applicable period if no shares were allocated under section 4.3(a)(ii) during such period.

         13.5 Diversification. Any Participant or any former Participant whose distribution has been deferred pursuant to section 9.7(a), who, in either case, has completed at least ten years of participation in the Plan, and who has attained the age of 55 is a "Qualified Participant". Any Qualified Participant shall have the right to make an election to direct the investment of a portion of his ESOP Account. Such a Participant may elect within 90 days after the close of each Plan Year in the six plan-year period beginning with the first Plan Year in which the individual becomes a Qualified Participant to diversify 25 percent of his ESOP Account, less any amount to which a prior election applies. In the case of the last year to which an election applies, 50 percent shall be substituted for 25 percent.

              The portion of a Qualified Participant's ESOP Account which is eligible for diversification may be invested in the Fixed Income fund and/or any other investment funds under the Plan, in any combination thereof.

         13.6 Put Option. If MCN Stock becomes not readily tradable on an established market, then any Participant who is otherwise entitled to a distribution of his ESOP Account, shall have the right (hereinafter referred to as "Put Option") to require that his Employer repurchase any MCN Stock allocated to his ESOP Account under a fair valuation formula. The Put Option shall be exercisable only by written notice to the Participant's Employer during the 60-day period immediately following the date of distribution and if the Put Option is not exercised within such 60-day period, then it can be exercised for an additional period of 60 days in the following Plan Year. The period during which the Put Option is exercisable shall not include any time when a Participant is unable to exercise it because his Employer is prohibited from honoring it by applicable federal or state law. This Put Option shall be nonterminable within the meaning of Treasury Regulation 54.4975-(11)(a)(ii).

         The amount paid for MCN Stock under the Put Option shall be paid in substantially equal periodic payments (not less frequently than annually) over a period beginning not later than 30 days after the exercise of the Put Option and not exceeding five years. There shall be adequate security provided and reasonable interest paid on the unpaid balance due under this section 13.6.

         13.7 Purchase of MCN Stock. The ESOP may acquire shares of MCN Stock on a national securities exchange, from the Company or any Affiliated Company or otherwise; provided, however, that if any shares of MCN Stock are purchased from the Company or any Affiliated Company, the price shall not exceed an amount which constitutes adequate consideration (as defined in ERISA section 3(18) and any Regulations thereunder) and such purchase shall satisfy all other requirements of ERISA and the Code applicable to such purchases. Except as provided in section 13.6 or as otherwise required by applicable law, no shares of MCN Stock acquired by the ESOP shall be subject to a put, call, or other option, or buy-sell or similar arrangement while held by and when distributed from the Plan, whether or not any part of the Plan is then an ESOP. The protection afforded to Participants in the preceding sentence is nonterminable within the meaning of Treasury Regulation section 54.4975-(1)(a)(ii).

                           ARTICLE XIV MISCELLANEOUS

         14.1 Beneficiary Designation. Subject to the provisions of section 9.9 and this section 14.1, each Participant shall have the right to designate a beneficiary or beneficiaries to receive any distribution to be made under section 9.1 upon the death of such Participant, or, in the case of a Participant who dies subsequent to termination of his employment but prior to the distribution of the entire amount to which he is entitled under the Plan, any undistributed balance to which such Participant would have been entitled.

         In the event of the death of a Participant whose spouse survives him, the beneficiary of the Participant shall be his surviving spouse unless such spouse has consented in writing to the designation of another beneficiary or beneficiaries. Any such written consent shall acknowledge the effect of such election and shall be witnessed by a notary public or by a representative of the Company who is designated to act in such capacity by the Company. In the event a Participant dies without a surviving spouse, or, in the event the surviving spouse of a Participant has executed the written consent hereinabove described, any distributions to be made under section 9.1 upon the death of the Participant shall be made to his designated beneficiary or beneficiaries. If the Participant establishes to the satisfaction of the Company or its designated representative that such written consent cannot be obtained because his spouse cannot be located, the requirement of such written consent shall be waived.

         If no beneficiary has been named by a Participant who dies without a surviving spouse or if the beneficiary designated by such a Participant or by a Participant whose surviving spouse has executed the written consent hereinabove described has predeceased the Participant or such designated beneficiary has died prior to complete disbursement of the

Participant's Plan Account, the value of his account, or the undistributed portion thereof, shall be paid by the Trustee at the direction of the Company--

              (a)  to the surviving spouse of such deceased Participant, if any;

              (b) if there shall be no surviving spouse, to the surviving children of such deceased Participant, if any, in equal shares;

              (c) if there shall be no surviving spouse or surviving children, to the executors or administrators of the estate of such deceased Participant; or

              (d) if no executor or administrator shall have been appointed for the estate of such deceased Participant, to the person or persons who would be entitled to the personal estate of such deceased Participant under the laws of his state of domicile if he had died leaving no will.

         In the event that a Participant and his spouse die under circumstances such that it is not clear whether the spouse survived the Participant, the Participant shall be presumed to have survived the spouse.

         14.2 Incompetency. Any distribution under this Plan which is payable to a beneficiary who is a minor or to a Participant or beneficiary who, in the opinion of the Company, is unable to manage his affairs by reason of illness or mental incompetency, may be made to or for the benefit of any such Participant or beneficiary in such of the following ways as the Company shall direct:

              (a) Directly to any such minor beneficiary, if, in the opinion of the Company, he is able to manage his affairs;

              (b) To the legal representative of any such Participant or beneficiary; or

              (c) To some near relative of any such Participant or beneficiary to be used for the latter's benefit.

         14.3 Expenses. Except as otherwise provided in the Plan, all costs and expenses incurred in administering the Plan, including the expenses of the Company, the fees and expenses of the Trustee, the fees of its counsel, and other administrative expenses, shall be borne by the Employers in such proportions as the Company shall determine to be equitable and proper having regard to the nature of the particular expense.

         14.4 Nonassignability. Except as may be required to comply with a qualified domestic relations order (as defined in Code section 414(p)), it is a condition of the Plan, and all rights of each Participant shall be subject thereto, that no right or interest of any Participant in the Plan or in a Plan Account shall be assignable or transferable in whole or in part, either directly or by operation of law or otherwise, including, but not by way of limitation, execution, levy, garnishment, attachment, pledge, or bankruptcy but excluding devolution by death or mental incompetency, and no right or interest of any Participant in the Plan or in his Plan Account shall be liable for, or subject to, any obligation or liability of such Participant.

         14.5 Employment Noncontractual. The Plan confers no right upon any Employee to continue in employment.

         14.6 Merger or Consolidation with Another Plan. A merger or consolidation with, or transfer of assets or liabilities to, any other plan shall not be effected unless the terms of such merger, consolidation, or transfer are such that each Participant, distributee, beneficiary, or other person entitled to receive benefits from the Plan would, if the Plan then terminated, receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit such person would have been entitled to receive immediately before the merger, consolidation, or transfer if the Plan had then terminated.

         If any other plan shall be merged into and become a part of this Plan, each Participant or the person entitled to receive a benefit under such other plan shall be entitled to receive a benefit under this Plan which is equal to the benefit such person would have been entitled to receive had such other plan terminated immediately before the merger.

         14.7 Continuance by a Successor. In the event that any Employer corporation shall be reorganized by way of merger, consolidation, transfer of assets, or otherwise, so that another Affiliated Company shall succeed to all or a portion of such Employer's business, such successor corporation, with the consent of each other participating Employer, may be substituted for such Employer under the Plan by adopting the Plan and becoming a party to the Trust Agreement. Employee contributions and Employer contributions shall be automatically suspended from the effective date of any such reorganization until the date upon which the substitution of such successor corporation for the Employer under the Plan becomes effective. If, within 90 days from the effective date of any such reorganization, such successor corporation shall not have become a party to the Plan, or, if the Employer shall adopt a plan of complete liquidation other than in connection with a reorganization, the Plan shall be automatically terminated with respect to Employees of such Employer as of the close of business on the ninetieth day following the effective date of such reorganization or as of the close of business on the date of adoption of such plan of complete liquidation, as the case may be, and the Trustee shall distribute the portion of the Trust applicable to Participants of such Employer in the manner provided in section 11.3.

         14.8 USERRA Rights. Notwithstanding any provision of the Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code Section 414(u), to the extent applicable. Loan repayments will be suspended under this Plan as permitted under Code Section 414(u).

         14.9 Construction. Unless the context clearly requires otherwise--

              (a) the masculine pronoun whenever used shall include the feminine, the singular shall include the plural, and vice versa, and

              (b) headings of Articles and sections herein are included solely for convenience, and if there is any conflict between such headings and the text of the Plan, the text shall control.


         ARTICLE XV REDESIGNATION OF ESOP AND DISTRIBUTION OF DIVIDENDS

         This Article XV designates that part of the non-ESOP portion of the Plan which is invested in the MCN Stock Fund becomes part of the ESOP portion of the Plan. This Article XV also sets forth certain provisions regarding the operation of the ESOP portion of the Plan, such provisions to supersede any contrary provisions of the Plan. This Article XV (including provisions regarding distribution of dividends) shall become effective as of January 1, 1998 with regard to dividends distributed on or after that date.

         Except as specifically provided in this Article XV, the provisions of this Article XV, including the redesignation of the ESOP portion of the Plan described herein, shall not affect any beneficiary designations or any other applicable agreements, elections, or consents that Participants, spouses, or beneficiaries validly executed under the terms of the Plan before the execution date of the Plan amendment which first adopts this Article XV, and such designations, agreements, elections and consents shall continue to apply in the same manner as they did prior to such amendment.

         The ESOP, as set forth in this Article XV, is intended to meet with requirements of an employee stock ownership plan, as defined in Section 4975(e)(7) of the Code and the accompanying regulations, and Section 407(d)(6) of ERISA. As provided below, the ESOP is designed to invest primarily in qualifying employer securities of MCN Energy Group Inc..

         15.1 Redesignation of ESOP Portion of Plan. Effective as of the effective date described in the preamble to this Article XV JANUARY 1, 1998, the ESOP portion of the Plan shall consist of the ESOP Account of each Participant plus the remaining part of each Participant's Plan Account that is invested in the MCN Stock Fund. The put option provisions of Section 13.6 shall apply to the entire ESOP portion of the Plan. However, only a Participant's ESOP Account shall be subject to the restrictions described in the first sentence of Section 6.3.

         15.2 Allocation of Investment Plan Account Balances to ESOP Portion of Plan. All amounts contributed, transferred or designated as allocable to the Investment Plan Account of any Participant shall be treated as part of the ESOP portion of the Plan to the extent the Participant has directed the investment of such amounts in the MCN Stock Fund in accordance with Article VI of the Plan.

         15.3 Distribution of Dividends on MCN Stock. At the direction of the Company exercised in its sole discretion, the Trustee will, after dividends are paid on MCN Stock held in the Trust, but in no event later than 90 days following the end of the Plan Year in which such dividends are paid (to the extent such dividends are not used to make payment on an exempt loan as provided for in section 13.4(c) of the Plan), either (i) distribute to Participants such portion of the dividends attributable to the interests in MCN Stock held in their Plan Accounts (or, if so determined by the Company, their ESOP Accounts) as described below or, (ii) arrange to have such dividends distributed directly to Participants by the Employer, or (iii) arrange to have such dividends distributed to Participants by a dividend disbursement agent selected by the Company. In its sole discretion, the Company may direct the Trustee to have such dividends distributed only to Participants who elect (or fail not to elect) to receive such dividend distributions in accordance with forms and procedures established by the Company (which such procedures may apply to all Participants, or solely to a group or groups determined by the Company). Further, in its sole discretion, the Company may establish procedures that would permit Participants to elect to have dividends distributed to them in a single sum rather than over periods that might otherwise be determined by the Company to correspond with Employer payroll practices.

         The distribution of dividends on MCN Stock held in a Participant's Plan Account (or, if so determined by the Company, a Participant's ESOP Account) shall be in an amount equal to all of the dividends paid on the MCN Stock held in such Participant's Plan Account (or, if so determined by the Company, a Participant's ESOP Account).
\

                               * * * * * * * * * *

         IN WITNESS WHEREOF, Michigan Consolidated Gas Company has caused its corporate name to be hereunto affixed by its duly authorized officers as of the 29th day of December, 1998.


                                             MICHIGAN CONSOLIDATED GAS COMPANY



                                             By /s/ D. Nowokowski
                                                --------------------------------

                                             Its: VP,Human Resources
                                                --------------------------------

                             FIRST AMENDMENT TO THE
                      1998 AMENDMENT AND RESTATEMENT OF THE
                   MICHCON INVESTMENT AND STOCK OWNERSHIP PLAN


     This First Amendment to the 1998 Amendment and Restatement of the MichCon Investment and Stock Ownership Plan (the "Plan"), is adopted pursuant to Treasury Regulation 1.401(b)-1(d)(3) and is executed within 91 days following the issuance of a favorable tax-determination letter by the Internal Revenue Service on the Plan.

     1. Effective January 1, 1998, Section 2.09(b) of the Plan is amended and restated in its entirety to read as follows:

          (b) For purposes of satisfying the limits on contributions described in section 4.7 (ADP test) and applying the limits of section 415 of the Code as described in section 4.10, Compensation shall mean "compensation" as defined in Treas. Regulation section 1.415-2(d)(10) or any successor regulation.

     2. Effective for limitation years commencing on or after January 1, 1998,
Section 2.09(c) shall be amended by the addition of the following sentence at the end of the paragraph:

     " Notwithstanding the foregoing, for limitation years beginning after December 31, 1997, and for purposes of applying the limitations of this section 2.09, Compensation paid or made available during such limitation year shall include any elective deferral (as defined in Code section 402(g)(3)), and amount which is contributed or deferred by the Employer at the election of the Employee and which is not includable in the gross income of the Employee by reason of Code sections 125 or 457."

     3. Effective for limitation years commencing on or after January 1, 1998, the first sentence in Section 4.10(c)(i) shall be amended and restated in its entirety to read as follows:

     "If the limitations of Code section 415 would be exceeded as a result of a reasonable error in estimating a Participant's Compensation, a reasonable error in determining the amount of elective deferrals under Code section 402(g)(3), an allocation of forfeitures or on account of such other limited facts and circumstances as the Commissioner of the Internal Revenue finds justify the application of the rules herein set forth, the Annual Additions to the Participant's Account which exceed the applicable limitation shall be returned to the Participant to the extent of all or any portion of any Voluntary Deductible contributions that were made by him pursuant to
     Article IV."

     4. Effective for limitation years commencing on or after January 1, 1998,
Section 4.10(c)(v) shall be amended and restated in its entirety to read as follows:

          (v) If the limitations of Code section 415 would be exceeded as a result of a reasonable error in estimating a Participant's

          Compensation, a reasonable error in determining the amount of elective deferrals under Code section 402(g)(3), an allocation of forfeitures, or on account of such other limited facts and circumstances which the Commissioner of the Internal Revenue Service finds justify the availability of the following rules, and any amount cannot be allocated during the Plan Year in accordance with the foregoing procedure without exceeding the applicable limitations for one or more Participants, any remaining amount shall be held unallocated in a special suspense account to be allocated to Participants in the succeeding Plan Year or Plan Years; provided, however, that (A) no Employer contributions and no Voluntary Deduction contributions shall be made in such succeeding Plan Year of Plan Years until such special suspense account is exhausted by allocations and reallocations; (B) no investment gains (or losses) or other income shall be allocated to the special suspense account; and (C) the amounts in the special suspense account shall be allocated as soon as possible without violating the limitation of this section 4.10.

                             SECOND AMENDMENT TO THE
                   MICHCON INVESTMENT AND STOCK OWNERSHIP PLAN
            (As Amended and Restated Effective as of January 1, 1998)


     Pursuant to Consent Resolutions adopted by the Michigan Consolidated Gas Company Union Plan Subcommittee on December 28, 2000, the MichCon Investment and Stock Ownership Plan (the "Plan") is amended as set forth below:

         1. Effective February 1, 2001, the definition of "Detroit Local Participants" in Section 2.10 of the Plan is amended and restated in its entirety to read as follows:

               "Detroit Local Participants" means Participants represented by
          (i) Local #80 (effective January 1, 2001, including customer service Employees, who during 2000 elected to have retirement benefits negotiated pursuant to collective bargaining) and Local #80 (P.T. & S.), Service Employees International Union and (ii) Local #799C (P.T. & S.), International Chemical Workers union Council, United Food and Commercial Workers.

         2. Effective January 1, 2001, the Schedule in paragraph (a) "Amount of Contributions" in Section 4.1 of the Plan is amended and restated as it relates to Highly Compensated Employees and Detroit Local Participants to read as follows:

                 Group                                        Percentage
                 -----                                        ----------

           For Highly Compensated Employees
           Who are not Detroit Local Participants                 15%

           For Detroit Local Participants, including
           Highly Compensated Detroit Local Participants
           On and after December 1, 2001                          17%

         3. Effective January 1, 2001, the first paragraph in Section 4.2 "Employer Investment Plan Contributions shall be amended to replace 25% with 40%.

         4. Effective as of the dates specified below, "Employer Investment Plan Contributions" under Section 4.2 of the Plan shall be amended by the addition of the following new paragraphs (e) and (f) to read as set forth below:

               (e) Notwithstanding the foregoing, effective February 1, 2001, a customer service Employee of Local #80, who during 2000 elected to have his or her retirement benefits negotiated pursuant to collective bargaining, shall receive an Employer match on the Employee's salary reductions in accordance with the Employer Match Schedule under the MCN Energy Group Savings and Stock Ownership Plan as in effect on January 31, 2001.

               (f) Notwithstanding the foregoing, effective March 1, 2001, the Employer match under Section 4.2 for Detroit Local Participants (except for customer service Employees represented by Local #80) is increased as follows:

                One through 3 Years of Service:                      3%
                (Note: service consumption technicians as defined in Section 4.2(b)(ii) shall continue to have 0% Employer match for 1 through 3 Years of Service)

                More than 3 Years through 6 Years of Service:        4%

         5. Effective January 1, 2001, Section 4.3 (a)(i) is amended and restated in its entirety to read as follows:

               (i) Sixty percent (60%) of the sum of the Salary Reduction and Voluntary Deduction contributions of such Participant for such pay period on and after January 1, 2001 (to be contributed to the restricted ESOP portion of the Plan); provided, however, that Salary Reduction and Voluntary Deduction contributions shall be disregarded to the extent that they exceed, in the aggregate, an amount determined by multiplying the applicable contribution percentage in the schedules set forth in Section 4.2 by such Participant Compensation for the pay period.

         6. Effective January 1, 2001, Section 3.1 (a) is amended by the addition of the following sentence at the end of the paragraph to read as follows:

          Notwithstanding the foregoing, effective January 1, 2001, the eligibility requirements for Detroit Local Participants shall no longer include any age requirement, and the service requirement is reduced from one year to three months.

         7. Effective October 1, 2000, Section 9.10(a) "Loans" shall be amended and restated in its entirety to read as follows:

               (a) The term of a loan may not extend beyond the earlier of (i) five (5) years for a general purpose loan or fifteen (15) years for a loan secured by a Participant's residence, or (ii) the date upon which the Participant or beneficiary ceases to be a party in interest.

                                 THIRD AMENDMENT
                                     TO THE
                      1998 AMENDMENT AND RESTATEMENT OF THE
                   MICHCON INVESTMENT AND STOCK OWNERSHIP PLAN

     Pursuant to Section 11.1 of the MichCon Investment and Stock Ownership Plan ("Plan"), Michigan Consolidated Gas Company hereby adopts this Third Amendment to the Plan.

1. Effective April 1, 2001, Section 2.51 is hereby added to the Plan to read as follows:

     2.51 "Independent Fiduciary" means Davenport & Company LLC, the independent third-party that the Committee has appointed to determine how the allocated and unallocated shares of MCN Stock held by the Plan shall be converted in the event of a merger pursuant to Section 7.7 of the Plan.

2. Effective April 1, 2001, a new Section 7.7 is hereby added to the Plan to read as follows:

     7.7 Mergers.

          (a) Conversion Election. Notwithstanding any other provisions of this instrument, in the event that MCN Energy Group Inc. enters into a merger agreement with another entity whereby the shareholders of MCN Energy Group Inc. shall have the right to elect whether to convert all or a portion of the common stock of MCN Energy Group Inc. into common stock of the other entity or to receive cash, the Independent Fiduciary, shall have the sole and exclusive right to decide whether to convert the unallocated and allocated shares of MCN Stock held by the Plan into shares of common stock of the other entity or to receive cash, subject to a potential proration based upon the choices of other shareholders and other factors set forth in the merger agreement.

          (b) Duties of the Company. As soon as reasonably practicable following the merger vote, the Company shall provide the Independent Fiduciary with-

               (i) an election form for converting the allocated and unallocated shares of MCN Stock held by the Plan;

               (ii) a statement of the shares representing the allocated and unallocated shares of MCN stock held by the Plan as of the most recent information available from the Company; and

               (iii) directions as to the means by which the Independent
                    Fiduciary shall remit confidential instructions to the Trustee with respect to the conversion.

          (c) Duties of the Trustee. The Trustee shall follow the instructions of the Independent Fiduciary with respect to the conversion election relating to allocated and unallocated shares of MCN Stock held by the Plan, subject to potential proration based upon the choices of other shareholders and other factors set forth in the merger agreement.

          (d) Confidentiality. The instructions received by the Trustee from the Independent Fiduciary shall be held by the Trustee in strict confidence and shall not be divulged or released to any person, including officers or employees of the Company or any Affiliated Company.

                             FOURTH AMENDMENT TO THE
                   MICHCON INVESTMENT AND STOCK OWNERSHIP PLAN
            (As Amended and Restated Effective as of January 1, 1998)


         Pursuant to Consent Resolutions adopted by the Michigan Consolidated Gas Company Union Plan Subcommittee as of May 31, 2001, the MichCon Investment and Stock Ownership Plan (the "Plan") is amended as set forth below.

         1. Effective as of May 31, 2001, Section 2.30 of the Plan, entitled "MCN Stock" is amended and restated in its entirety to read as follows:

                 2.30 "MCN Stock" shall mean DTE Energy Company Common Stock effective as of May 31, 2001 or as soon thereafter as the MCN Energy Group Inc. Common Stock practicably may be exchanged for and/or liquidated and replaced with DTE Energy Company Common Stock, and any references to "MCN Common Stock Fund" shall then be replaced by DTE Energy Company Common Stock.